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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                                536 SW ELIZABETH
                                 NEWPORT, OREGON

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        536 SW Elizabeth
        Newport, OR 97365

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a five building hotel/restaurant complex which contains 179 rooms and is located at 536 SW Elizabeth in the City of Newport, Lincoln County, Oregon 97365-5098. It is situated on an interior site, with Pacific Ocean frontage. The subject site is comprised of multiple tax lots, with approximately 795 feet of ocean frontage. Total site area is approximately 3.74 acres, according to county data. The improvements are comprised of five multi-level buildings containing a total area of approximately 106,100 square feet. There is also a parking garage located below Building D. The original building was constructed in 1966, with the indoor pool structure added in 1972. The newest building is identified as Building D and was constructed in 1987. There are 2 restaurants, a sports bar, lounge 2 indoor pools, under-building parking and a total of 179 rooms.

The subject property and comparables were last inspected November 7, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $18,900,000
                                   ===========
                 EIGHTEEN MILLION NINE HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,

/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314

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56 SW Elizabeth, Newport, OR
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                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                          VII

IDENTIFICATION OF THE PROPERTY                                                20

PURPOSE OF THE APPRAISAL                                                      20

FUNCTION OF THE APPRAISAL                                                     20

DATE OF VALUATION                                                             20

HISTORY AND OWNERSHIP                                                         20

SCOPE OF THE ASSIGNMENT                                                       21

MARKETING AND EXPOSURE PERIODS                                                21

AMERICAN DISABILITIES ACT COMPLIANCE                                          21

PROPERTY RIGHTS APPRAISED                                                     22

HAZARDOUS MATERIAL STATEMENT                                                  22

COMPETENCY PROVISION                                                          22

DEFINITIONS                                                                   23

REGIONAL OVERVIEW                                                             25

AREA DESCRIPTION                                                              29

HOTEL INDUSTRY OVERVIEW                                                       31

SITE DESCRIPTION                                                              38

PLAT MAP                                                                      42


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TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       43

HIGHEST AND BEST USE ANALYSIS                                                 51

VALUATION                                                                     54

COST APPROACH                                                                 57

DIRECT COMPARISON APPROACH                                                    68

INCOME APPROACH                                                               82

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   102

CERTIFICATIONS                                                               104

APPRAISER'S QUALIFICATIONS

ADDENDA

Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report


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                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


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Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.


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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION                                    536 SW Elizabeth
                                            Newport, Oregon 97365

ASSESSOR'S PARCEL NO.:                      11-11-08-1202, 4200, 9700, 9701,
                                            9900, 10200, 10500, 10501, 10600

PROPERTY RIGHTS APPRAISED:                  Fee Simple Estate

OWNER OF RECORD:                            Mark S. Hemstreet

PROPERTY TYPE:                              179 Unit Hotel

ZONING:                                     C-2, Tourist Commercial, City of
                                            Newport, OR

SITE AREA:                                  3.74 acres; (163,073 square feet)

IMPROVEMENTS:                               The subject improvements consist of
                                            four, 2-4 story, good quality, Class
                                            D, double wall constructed hotel
                                            buildings with 179 rooms and one
                                            1-story restaurant building
                                            encompassing 106,100 square feet
                                            gross (excluding garage). Four of
                                            the buildings were completed between
                                            1966-72 and building "D" was
                                            completed in 1987.

HIGHEST AND BEST USE:                       As Vacant:    Commercial development
                                            As Improved:  Existing Use

VALUE CONCLUSIONS:

    Land Value-Hotel Site:                  $2,690,000
    F, F & E:                               $626,500 ($3,500/unit)
    Cost Approach                           $14,940,000
    Direct Sales Comparison                 $18,500,000
    Income Capitalization Approach          $18,900,000

    Final Value Estimate                    $18,900,000

ESTIMATED MARKETING TIME:                   Twelve Months

LAST DATE OF INSPECTION:                    November 7, 1996

DATE OF VALUE:                              December 1, 1996


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                               SUBJECT PHOTOGRAPHS


                                 [PHOTO OMITTED]

          SHILO INN REGISTRATION LOBBY - 526 SW ELIZABETH - NEWPORT, OR


                                 [PHOTO OMITTED]

          SUBJECT PROPERTY - LOOKING NORTHWEST FROM SW ELIZABETH STREET


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                                 [PHOTO OMITTED]

            VIEW OF UNDER-BUILDING GARAGE - LOCATED BELOW BUILDING D


                                 [PHOTO OMITTED]

                              CENTRAL LAUNDRY ROOM


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                                 [PHOTO OMITTED]

          SUBJECT PROPERTY - LOOKING SOUTHWEST FROM SW ELIZABETH STREET


                                 [PHOTO OMITTED]

                         BUILDING D - CONVENTION CENTER
       LOOKING NORTHWEST FROM SW ELIZABETH STREET AND OVERFLOW PARKING LOT


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                                 [PHOTO OMITTED]

   LOOKING SOUTH FROM BUILDING D PARKING AREA - SUBJECT BUILDINGS TO THE LEFT


                                 [PHOTO OMITTED]

          VIEW LOOKING WEST - BUILDINGS A AND SHILO CAFE IN FOREGROUND


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                                 [PHOTO OMITTED]

                VIEW LOOKING WEST FROM BETWEEN BUILDINGS C AND D


                                 [PHOTO OMITTED]

               STAIRWAY TO BEACH LOCATED BETWEEN BUILDINGS C AND D


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                                 [PHOTO OMITTED]

                     CONVENTION CENTER AND BUILDING D LOBBY


                                 [PHOTO OMITTED]

                              INTERIOR VIEW OF CAFE


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                                 [PHOTO OMITTED]

                  INTERIOR VIEW OF MAIN RESTAURANT - BUILDING D


                                 [PHOTO OMITTED]

                      INTERIOR VIEW OF LOUNGE - BUILDING D


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                                 [PHOTO OMITTED]

     INTERIOR VIEW OF SPORTS BAR LOCATED IN THE LOWER LEVEL OF CAFE BUILDING


                                 [PHOTO OMITTED]

                   INDOOR POOL LOCATED ADJACENT TO BUILDING C


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                                 [PHOTO OMITTED]

                         INDOOR POOL LOCATED BUILDING D


                                 [PHOTO OMITTED]

                     KING ROOM TYPICAL IN BUILDINGS A, B, C


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                                 [PHOTO OMITTED]

                 TYPICAL DOUBLE QUEEN ROOM IN BUILDINGS A, B, C


                                 [PHOTO OMITTED]

                         DOUBLE QUEEN ROOM IN BUILDING D


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                                 [PHOTO OMITTED]

                         TYPICAL BATH ROOM IN ALL UNITS


                                 [PHOTO OMITTED]

                         VIEW OF SHILO SUITE LIVING ROOM


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                                 [PHOTO OMITTED]

                  BEDROOM IN SHILO SUITE LOCATED IN BUILDING D


                                 [PHOTO OMITTED]

            KITCHEN/DINING ROOM IN SHILO SUITE LOCATED IN BUILDING D


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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at 536 SW Elizabeth, Newport, Lincoln County, Oregon, 97365-5098. The subject is situated on an irregular shaped site located on the west side of SW Elizabeth Street, overlooking the Pacific Ocean. The property has 792 lineal feet of ocean frontage.

Legal Description

The property is identified for tax purposes as Assessor's Parcel Number 11-11-08-1202, 4200, 9700, 9701, 9900, 10200, 10500, 10501, 10600. A full legal description of the property is included in the Addenda to this report.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Leasehold Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 7, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet, dba Shilo Inns. Mr. Hemstreet acquired the property in June 1988 from Aladdin Motor Inns, for a price of $5,400,000, including equipment. The older sections of the hotel were constructed in the 1960's. Building "D" was completed in June 1987. Subsequent to the purchase, the older sections of the hotel were substantially renovated.


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                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.


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                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

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(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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Definitions

"(2) 'Market value'(2) means:

      (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

        A.  buyer and seller are typically motivated;

        B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

        C.  a reasonable time is allowed for exposure in the open market;

        D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

        E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

    (ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

    Going Concern Value

    According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                                  Regional Map

                               [GRAPHIC OMITTED]


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                                REGIONAL OVERVIEW

Location

The subject property is located in the south central section of the city of Newport in Lincoln County. Lincoln County covers an area of approximately 992 square miles along the Pacific Coast, near the central portion of Oregon's Pacific Coastline. Bordering Lincoln County is Tillamook County to the north, Benton and Polk Counties to the east, Lane County to the south, and the Pacific Ocean on the west. The region is dominated by the Coast Mountain Range, which runs north-south through the county. In addition, the county is characterized by approximately 60 miles of Pacific Coastline, providing sandy beaches and rugged headlands. Population centers in the county are located within the coastal plain section, which runs north-south along the coastline.

The City of Newport, which is the county seat, is located near the central portion of the county on the Pacific Ocean at Yaquina Bay. Newport, which is proclaimed the "Dungeness Crab Capital of the World", is located approximately 25 miles south of Lincoln City, 57 miles west of Corvallis, and approximately 114 miles south of Portland.

Climate

The climate can be described as generally temperate with moderately warm, mostly dry summers, and mild but wet winters. The average temperature is close to 44 degrees Fahrenheit in January and 57 degrees Fahrenheit in July. The average annual precipitation is close to 70 inches, which is among the higher levels reached in the state. Cool moisture-laden Pacific air masses frequently deposit large amounts of precipitation while crossing the coast range during the winter months. Winter storms sometimes create flooding in some low-lying areas. Wind velocities generally range from 15 to 25 miles per hour along the coast, although wind gusts have reached over 100 miles per hour. Salt in the air is a problem for improved properties located near the coast. This problem accelerates depreciation due to corrosion.

Population

According to the Portland State University Center for Population Research and Census, the 1995 (December) population for Lincoln County increased 2.0 percent over the previous year. Between 1990 and 1995, Lincoln County's population increased by 7.5 percent, while all of Oregon increased by 10.2 percent. The rapid growth in the Portland-Salem metro corridor and the Medford/Grants Pass area is the main reason for the difference between the two figures.

Portland State University projects population increases of 14.6 percent for Oregon, 38.4 percent for Lincoln County and 51.2 percent for Newport, by the year 2,000. At that rate of growth the Lincoln County total population should reach 74,369 and the city of Newport 13,140.

The 1980 median age for Lincoln County was 35.5. This compares to a state figure of 30.2. Median age is much higher for Lincoln County than the state, due to the high number of retirees in the Lincoln City and Newport areas. Median age is currently estimated to be close to 36.0.


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Transportation

Major highway transportation in the county is provided by US Highway 101, which travels north and south along the coastline connecting Seattle with Los Angeles. In Oregon, US Highway 101 connects with all the communities located on the coast thus providing the backbone of the coastal tourist industry. Secondary highway transportation is provided by State highway 20 which connects Newport with Corvallis and Interstate 5.

Newport has a municipal airport located approximately three miles south of the subject property on US Highway 101. The airport has two 5,000 foot runways and will soon be equipped to handle all-weather flights. Oregon's major airport is Portland International Airport located 120 miles northeast. Eugene's airport is the second largest in the state and is 60 miles to the southeast.

The deep water port of Newport has shipping facilities to handle vessels up to 650 feet. Port facilities include public docks, over 1200 sport and commercial moorages, and a Coast Guard station. In addition, the communities of Toledo, Depoe Bay, and Alsea contain small port facilities.

Daily freight service by Southern Pacific Railroad is available between Toledo and the Willamette Valley. Greyhound bus service is available to most coastal cities.

Utilities

Most of the county is served by Pacific Power and Light Company. Northwest Natural Gas company provides gas service to the area. Natural gas rates have remained stable and basically unchanged since 1982. Water and sewer service in incorporated areas is typically provided by the local municipalities. Unincorporated areas may have special water districts. Sewer services for the most part are adequate. The predominant telephone company serving the area is the United Telephone Company.

Government and Taxes

Newport has a Council-Manager form of government with council members and a Mayor who is elected to serve a four year term. A total of approximately 300 square miles, or 30 percent of total Lincoln County land area, is publicly owned by the US Forest Service. This land is primarily located in the heavily timbered areas in the northern portion of the county.

Property tax rates are considered to be moderate with tax rates just below the statewide average range or near 1.7 percent of assessor's true cash value.


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Economy

The economy of Lincoln County is based primarily upon fishing, wood products, agriculture and tourism. Fishing and fish processing has historically been a primary sector in Lincoln County. However, the recent tightening of fishing regulations, the effects of El Nino on Pacific Ocean water temperatures, diminished fish stock, foreign competition, and obsolete plans and equipment has reduced the importance of fishing and fish processing.

Lincoln County is one of the few areas in Oregon in which the timber sector has not lost employment over the last twelve months. Although the local lumber and wood products industry was hit very hard during the recession of the early eighties, it seems to have negotiated the current slowdown relatively unscathed. Lincoln County's economy has cooled considerable over the last few months as the percentage of increase in employment over the prior year has steadily dropped. This indicates the number of jobs in the county is increasing at steadily lower rates, i.e., jobs are still being created but not as quickly as last year. Nearly all industry categories in Lincoln County have registered a slowdown in growth, but there are differences in the magnitude of the drop. The goods producing sector has shown the most marked decline, with construction growth dropping off sharply from late 1994, and both durable and non-durable goods manufacturing industries showing actual employment losses lately. The bright spot in the economy continues to be the tourism-related industries of eating establishments and motels. These two categories are up considerably over last year's employment levels. The year-to-year growth in this segment has been nearly 8 percent.

The Oregon seasonally adjusted unemployment rate was 5.3 percent in July 1996. This compares to a US unemployment rate of 5.4 for the same period. Lincoln County registered a 5.1 percent unemployment rate in July 1996, down from .6 percent from the prior month. Nonfarm payroll employment levels in Lincoln County rose by 260 jobs in July after a much larger increase of 760 jobs in June. A large gain in service jobs more than offset weak employment conditions in the manufacturing sector and summer layoffs at education-related facilities. Construction employment was up by only 20 jobs. Eating and drinking establishments also showed a significant increase of 90 jobs. Tourism-related industries accounted for a third of the total increase.

With tourism becoming more important to Oregon's economy as a whole, the state has increased its budget for tourist promotion outside the state. Studies indicate a high percentage of the visitors to the Lincoln County area come from the rest of the state, especially the major metropolitan areas in the Willamette Valley. Local communities are sponsoring events geared at attracting visitors. Lincoln County ranks second in the state, behind Multnomah County, in travel and tourism expenditures and employment attributed to those expenditures. There are approximately 160 motels and 20 RV parks in Lincoln County. In addition, there are three state parks with overnight camping facilities. The total Lincoln County labor force in May 1996, totaled 22,630, compared to 20,860 in May 1995. The importance of the tourist industry in Lincoln County is expressed in the following list of the county's largest employers:


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                        MAJOR EMPLOYERS IN LINCOLN COUNTY

NAME                                INDUSTRY                     EMPLOYEES
----                                --------                     ---------

Georgia-Pacific Corp.               Wood Products                900

Lincoln County Schools              Education                    775

Lincoln County                      Government                   300

Salishan Lodge                      Resort                       297

Inn at Otter Crest                  Resort                       180

Publishers Paper                    Wood Products                150

Agate Beach Hilton                  Resort                       110

Inn at Spanish Head                 Resort                       100

The Embarcadero                     Resort                       95

In summary, Lincoln County is a wood products and tourism based region located on the mid-Pacific Coast of Oregon. The county contains 1.4 percent of the total state population. Newport, which is the county seat and the largest city in the county, has a population of 8,700 or 22.5 percent of the total Lincoln County population. US Highway 101 travels through the county, connecting it with Tillamook to the north and Coos Bay to the south. Tourism, due to the Pacific Coast and Highway 101, is an important factor in the local economy, with tourist related dollars and employment both representing a substantially higher percentage of the state total than expected based on population. Overall, the county can be considered to be in a period of growth with all projections upward through the 1990's.


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Neighborhood Description/Introduction

The Appraisal Institute defines a neighborhood as "a group of complementary land uses"(2). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the southwest portion of the City of Newport, on the west side of Elizabeth Street, across from the SW 3rd Street/SW Wood Street intersection. The site has approximately 792 lineal feet of ocean frontage. Access to the neighborhood is provided by local connector streets which link with Coast Highway (US Highway 101). Highway 101 is the major transportation artery running north-south along the Pacific Ocean. The property under appraisment is located three blocks west of US Highway 101. Development along the Highway 101 corridor consists of various commercial and residential uses.

Between the commercial corridor of Highway 101 and the Pacific Ocean, development consists primarily of residential and some multi-family uses. Most property exhibits average to good maintenance levels. While the majority of residences are occupied on a year-around basis, there are numerous weekend and vacation homes. Development along the oceanfront includes single family residences, multi-family residences, apartments and commercial motels. This mixed-use is typical for the Pacific Coastal areas.

Immediately north and east of the subject property is residential and small motel uses. Immediately south of the subject is the Hallmark Resort, a limited service hotel facility. The appraised property is situated on a bluff overlooking the Pacific Ocean to the west. The Newport Performing Arts center is located approximately three blocks north. About two miles south of the Shilo Inn is Yaquina Bay. This area of Newport is home to the Mark Hatfield Marine Science Center and the recently completed Newport Aquarium. This is the new home of Keiko the Killer Whale, an attraction which has resulted in thousands of tourists and visitors to this area. The completion of the aquarium, the addition of Keiko as well as the proximity of Yaquina Bay has resulted in this area attracting increasingly more tourists and visitors.

The subject neighborhood is well located in terms of access to local shopping, restaurants and other support facilities. The neighborhood is approximately 80% built-up. It is noted that there are some large portions of vacant land available for development. This is considered to be a positive factor which will tend to stabilize and strengthen the neighborhood. It is estimated that the growth of this neighborhood will also result in the development of various required commercial service facilities, such as overnight accommodations, restaurants and similar uses.

There are no adverse influences noted. The subject property is located within a prime residential/commercial district of Newport along the Pacific Coast and Yaquina Bay. This neighborhood can be expected to provide a stable environment for most types of real estate investment.

----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1992


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                                Neighborhood map

                                [GRAPHIC OMITTED]


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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

--------------------------------------------------------------------------------
                             Occupancy                Average Daily Rate
--------------------------------------------------------------------------------
                      1995     1994   Variance    1995      1994    Variance
                      ----     ----   --------    ----      ----    --------
     New England      74.3%t   72.0%    3.2%     $131.90  $125.23     5.3%
     Mid Atlantic
    North Central     69.6%    68.6%t   1.3%       82.59    79.41     4.0%
    South Atlantic    70.1%    68.2%t   2.8%       80.51    77.88     3.4%
    South Central     68.7%    67.7%t   1.5%       68.39    65.61     4.2%
  Mountain/Pacific    71.4%    70.1%    1.7%       87.69    83.70     4.8%
      Nationwide      70.6%    69.2%    2.0%     $ 85.92  $ 82.21     4.5%
--------------------------------------------------------------------------------
Note: Average property size = 210 rooms                   Source: PKF Consulting


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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

         ---------------------------------------------------------------
                                     Rooms Demand         Rooms Supply
                                    Average percent      Average percent
                                        Change               Change
         ---------------------------------------------------------------
         New England                     2.5%                 1.2%
         South/Middle Atlantic           3.1%                 1.4%
         East South/North Central        3.4%                 1.6%
         WestSouth/North Central         3.2%                 1.3%
         Mountain                        3.7%                 1.6%
         Pacific                         2.8%                 2.8%
         ---------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

   --------------------------------------------------------------------------
    Year        Number of           Number of         Average Price Per Room
              Transactions        Transactions
   --------------------------------------------------------------------------
    1995            107               38,135                $83,000
    1994             83               30,452                 76,000
    1993             40               15,825                 74,000
    1992             41               17,219                 63,000
    1991             52               15,806                 87,000
   --------------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

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(4) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


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Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o   Average Daily Rate Change Rate

o   Operating Expense Change Rate

o   Free & Clear Equity Capitalization Rate

o   Residual Capitalization Rate

o   Free & Clear Equity Internal Rate of Return

----------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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Hotel Industry Overview (continued)

                       National Full-Service Hotel Market
            From Coopers & Lybrand L.L.P. -- "Hospitality Directions"

------------------------------------------------------------------------------------------------------------------------------
           4th Qtr,'93  1st Qtr,'94  2nd Qtr,'94  3rd Qtr,'94  4th Qtr,'94  1st Qtr,'95  2nd Qtr,'95  3rd Qtr,'95  4th Qtr,'95
------------------------------------------------------------------------------------------------------------------------------
ADR Chan        0.0278       0.0329       0.0315       0.0322        0.035        0.037       0.0383       0.0391       0.0417
------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C      0.0344       0.0363       0.0354       0.0336       0.0355       0.0352       0.0345       0.0351       0.0348
------------------------------------------------------------------------------------------------------------------------------
Equity Cap      0.1143       0.1148        0.115       0.1127       0.0992       0.1073       0.1088        0.109       0.1065
------------------------------------------------------------------------------------------------------------------------------
Residual C      0.1189       0.1148        0.115        0.114       0.1014       0.1086       0.1088       0.1078       0.1067
------------------------------------------------------------------------------------------------------------------------------
Equity IRR      0.1505       0.1533        0.155       0.1575       0.1567       0.1523       0.1475       0.1496       0.1505
------------------------------------------------------------------------------------------------------------------------------

o   Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o   Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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Hotel Industry Overview (continued)

o   Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o   Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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                                SITE DESCRIPTION

As shown on the plat map to follow, the subject site is an irregular shaped assemblage of lots, located on the west side of SW Elizabeth Street, between SW Second Street and Fall Street. The land area, according to the Lincoln County Assessor's office, is 163,073 square feet, or 3.74 acres. Of this amount, only 152,800 square feet (3.51acres) is considered usable. The remainder of the site is unusable due to steep slopes. The site has approximately 792 lineal feet of ocean frontage. It does not have direct access onto Highway 101, but does have direct access onto SW Elizabeth Street. The site is 3 blocks west of Highway 101.

Visibility and Access

The subject site has good visibility from Elizabeth Street. Although the exposure to Highway 101 is limited, there are adequate signs to identify the subject and direct guests to the facility. There are other numerous highway signs in the Portland area, as well as along the Oregon Coast, which further identify the subject property and direct guests to the area.

The accessibility of the site is considered to be good. Access to the property is obtained by turning west off Highway 101 unto Second Street to the north of the subject or unto Fall Street to the south. Elizabeth Street is a 60 foot wide, asphalt-paved public right-of-way. Access is also provided to the subject from either SW Evans Street or SW Shannon Street. Both of these collector streets are 60 foot wide, asphalt-paved public right-of-ways which divide the subject property into three separate parcels.

Off-Site Improvements

SW Elizabeth Street is a north/south collector street with a 60 foot right-of-way.. It is improved with one lane of traffic in each direction. It is a city maintained collector road constructed with asphaltic surface, steel reinforced, poured-in-place concrete sidewalks, curbs, gutters and approach aprons. Overhead street lighting is maintained by the City of Newport. SW Evans Street and SW Shannon Street are similarly constructed and maintained.

Topography, Drainage and Flood Zone

The terrain of the subject property slopes from street grade on the eastern boundary to a bluff that is approximately 30 to 35 feet above the ocean beach on the western boundary. The subject site is considered to be a high-bank parcel. It is identified on FIRM Flood Map 410131 0002 C, dated June 15, 1982. According to this map, the improvements are located in Zone C. A portion of the unimproved portion is located in a V1 (High Wave Velocity) zone to an elevation of 32 feet.


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SITE DESCRIPTION (continued)

Surrounding Uses

The subject site is located in a prime residential/commercial district of Newport, south of Nye Beach and west of Highway 101. To the west of the site is the Pacific Ocean, which runs the length of the subject frontage. To the north is a single family residence and older motel. To the south is located the Hallmark Resort, a limited-service motel. To the east is located a variety of single family and multi-family residences. Smaller motels are interspersed in this area between the Pacific Ocean and Highway 101. The subject property is complementary to surrounding property uses.

Zoning

The subject site is zoned C-2, (Tourist Commercial) by the City of Newport. The purpose of the C-2 zoning district is to provide areas for tourist needs as well as for the entertainment needs of permanent residents. These areas are expected to be reached primarily by automobile; therefore, transient automobile needs are to be accommodated by hotels, motels, recreational vehicle parks, and condominiums. High density residential use of C-2 zoned land is to be discouraged. Based on a review of the applicable codes, the subject hotel appears to conform to current code requirements.

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.


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SITE DESCRIPTION (continued)

Seismicity

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements.

Utilities

All utilities necessary for the operation of the hotel are in place and are presumed to be of adequate capacity. Water, sewer, and storm drain services are provided by the City of Newport. Electrical service is provided by Central Lincoln People's Utility District. Natural gas is supplied by Northwest Natural Gas. Telephone service is provided by US West Communications.

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The property is subject to municipal easements to allow normal installation and maintenance of utilities. There are also rights of the public and governmental bodies in that portion of the property lying below the (mean) high water mark of the Pacific Ocean and the ownership of the State of Oregon in that portion lying below the high water mark. There is also a reservation for the rights of the public and the State of Oregon in the ocean shore and dry sands area. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.


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SITE DESCRIPTION (continued)

Assessment and Taxes

According to the Lincoln County Assessor, the subject assessments and property taxes for the current tax year are summarized as follows:

Tax Account              Land       Improvement       Total          Taxes
-----------              ----       -----------       -----          -----
Map: 11-11-08-23
Tax Lot: 10601        $  614,820     $3,552,590     $4,167,410     $64,605.29
Tax Lot: 09900        $  906,900     $1,810,880     $2,717,780     $42,132.41
Tax Lot: 09700        $  554,750     $  990,240     $1,544,990     $23,951.21
Tax Lot: 09701        $  102,500     $        0     $  102,500     $ 1,589.01
Tax Lot: 04200        $   48,470     $        0     $   48,470     $   751.41
Tax Lot: 10200        $    1,000     $        0     $    1,000     $    15.51
                      ----------     ----------     ----------     ----------
     TOTAL:           $2,228,440     $6,353,710     $8,582,150     $133,044.84

The subject property is assessed and taxed on the same basis as other commercial property in the Newport area. According to county data, all taxes are paid and current. Taxes are due and payable for the current tax year on November 15, 1996.

Conclusion

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/motel site. The majority of the subject site is developed with the Shilo Inn resort hotel. There is no excess land available for future expansion on the subject premises. The site and ocean frontage has been developed in an efficient manner and shows no signs of functional obsolescence. We further conclude that it is located within a high-demand tourist area in a city that is experiencing substantial increases in seasonal, as well as year-around visitors.


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                                    PLAT MAP

                                [GRAPHIC OMITTED]


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56 SW Elizabeth, Newport, OR
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                             IMPROVEMENT DESCRIPTION

Structures

The subject improvements consist of five good quality, Class D, double wall constructed hotel /restaurant buildings encompassing 106,100 square feet gross. The facility contains 179 hotel rooms, two restaurants, one lounge, a 600-seat capacity convention center and two indoor swimming pools.

The entire complex is constructed on a site which slopes toward the ocean offering views from all guest rooms. The three buildings on the south end of the site are identified as building "A", which is two-stories; building "B", which is three-stories; and the Shilo Cafe & Sports Bar, a one-story structure with a full hillside basement containing a manager's office, restroom, and a 70-seat meeting room. The lower "A" building is far enough below the "B" building to provide ocean views from the higher level as well as the lower structure. Access to the lower building is via a walkway and stairs through the upper building. Building "B" and the restaurant were constructed in 1968 and building "A" was constructed in 1972.

The central structure referred to as building "C" is a three-story structure with upper and lower parking lots. The lower level is accessed from the lower parking area. The main floor contains the lobby/registration area and indoor pool. This building was constructed in 1966, with the attached indoor pool added in 1972.

Building "D" (also referred to as the Flagship building), is four-stories and contains 64 guest rooms on the second, third and fourth floor. The street level contains a manager's unit, now used as a large rental suite, the Shilo Restaurant & Lounge, kitchen, convention center and indoor swimming pool. The convention room can be divided into four separate rooms. The Flagship building also has a lower concrete parking level which has 20,767 square feet.

The basic structural framework consists of wood framing and a concrete foundation. Exterior siding is a combination of wood, aluminum, and vinyl-type horizontal material. Buildings A, B, C, and the restaurant have a wood frame floor on all levels whereas the floors in the convention center are of concrete slab. The roof cover on all buildings except "A" are tile shingle with building "A" utilizing built-up composition. Heating is provided by individual packaged HVAC systems in each guest room. There is an alarm system throughout, with smoke detectors in each guest room. There is a wet-type sprinkler system located in the hotel/convention center building.


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Guest Rooms

The following is a breakdown of the room types and number in the four hotel buildings:

                      ROOM TYPE                      No. of ROOMS
                      ---------                      ------------
                      Double Queen                        120
                      King Rooms                           54
                      Suites                                5
                                                          ---
                      Total number of rooms:              179

The interior finish includes a carpet and pad floor cover in guest room living areas, corridors, restaurant dining areas, meeting rooms, and office areas. Kitchen and bathroom areas have a sheet vinyl floor cover. Pool areas and lobby area in the convention center building have a ceramic tile floor cover. Interior partitions are of wood frame and gypsum board construction. The wall finish consists of either vinyl wallpaper or textured and painted drywall. Ceilings are of gypsum board, textured and painted.

The typical guest room is furnished with a small table with two chairs, dressers, lamps, nightstands, television set, and queen or king sized beds. In addition, each unit has a video player, color TV, microwave oven, refrigerator, hair dryers and coffee makers. Units in the D building have couches.

Public Areas

The restaurant building, known as the Shilo Cafe and Sports Bar, is a one-story, wood frame structure, with a full hillside type basement area that was constructed in 1968. The total building area is 6,804 square feet (3,402 square feet on each floor). The first floor area is designed for restaurant use and includes separate dining and kitchen areas. The lower level contains a manager's office, restrooms, and a 70-seat meeting room.

The lobby of the hotel, located in building "C", contains a guest registration area, sitting area, and public phones. All furnishings are in good condition. A ballroom, 4,320 square feet in area and divisible in four equal sections, is located in the "D" Building. Indoor pools are located in the "C" building and the "D" building. They are open to guests on a year-round basis from 7:00 AM until 10:00 PM.

Service areas of the hotel include a maintenance and laundry room, an equipment room for each pool, storage rooms in each building, and several maid's storage areas.


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IMPROVEMENT DESCRIPTION (Continued)

Parking

The lower level of the hotel/convention center has 53 concrete paved parking spaces including 12 handicapped spaces. In addition, there are 178 asphalt-paved parking spaces situated around the other four buildings.

Gross Building Area:
                          Building                       Size/Sq.Ft.
                          --------                       -----------
                          Buildings A, B, C               41,401
                          Building D                      57,895
                          Shilo Cafe/Sports Bar            6,804
                                                           -----
                          Total:                         106,100 sq.ft.

Average Room Size:        555 square feet (gross)

No of Stories:            One to Four

Year Built:               Building                       Year
                          --------                       ----
                          A                              1972
                          B                              1968
                          C                              1966
                          Cafe/Sports Bar                1968
                          D                              1987

Note: All units have been updated within the last year and are in good condition.

Foundation:               Steel reinforced concrete spread footings and pilings.

Floor Structure:          Buildings A, B and C, as well as the Shilo Cafe/Sports
                          Bar have conventional concrete slab foundation with upper floors wood-framed with wood sheathing below finish flooring. Building D is lightweight concrete floor structure.

Exterior Walls:           Class D, double wall wood frame construction.
                          Exteriors of vinyl siding over plywood sheathing.


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IMPROVEMENT DESCRIPTION (Continued)

Window/Sash/Door:         Double glazed, Low E rated windows in aluminum and
                          vinyl frames. Bronze anodized aluminum frame double door storefront at lobby entrance.

Roof Structure:           Conventional wood rafters, joists and pre-manufactured
                          trusses, covered with plywood sheathing and custom tile roof shingles. Mansard overhangs finished in concrete roof tile.

Interior  Walls:          2"x4" wood frame partitions, 16" or 24" on center with
                          textured and painted 5/8" GWB (one hour rating); sound attenuating insulation with R-11 batts.

Interior Finish:          Floor coverings consist of carpeting and vinyl in all
                          guest. Public areas consist of high-grade carpeting and ceramic tile.

Lobby: Good quality carpeting and tile floor covering with decorative lighting, desk, service counter with guest seating, business office.

Guest Rooms:              Painted and papered drywall walls and ceilings; carpet
                          in guest rooms and ceramic and vinyl floor cover in bathroom, sliding aluminum frame windows; kitchenette units with under-counter refrigerators and microwave ovens; televisions, furniture draperies etc. See FF&E description.

Elevators:                One hydraulic passenger elevators, 5 stops located in
                          building D.

Stairwells:               Buildings A, B and C have exterior stairways serving
                          the upper units. Building D has two interior stairways in addition to the elevator.


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IMPROVEMENT DESCRIPTION (Continued)

HVAC/Climate Control:     Individual wall mounted package HVAC units with
                          temperature control modules in each guest suite.
                          Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:               Electrical system design engineered to specific hotel
                          electrical loads; 3 phase, 4-wire multi-paneled power busses.

Plumbing:                 Each guest suite includes a tub with shower and toilet
                          in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans.
                          Kitchenette sinks included in most units.

Fire Protection:          Fully sprinklered throughout, smoke detectors
                          throughout, fire alarm with hard wire activation system and direct connection to local fire department;
                          auxiliary emergency exit lighting.

Furniture Fixtures
  & Equipment:            Guest suites include either single king bed or double
                          queen beds; color televisions with remote controls;
                          carpet, draperies; light fixtures and lamps;
                          combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (178 standard striped stalls including 12 handicapped stalls); landscaping is well maintained and incorporates native species, lighting and irrigation. There is a central drive-through covered registration parking area.


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IMPROVEMENT DESCRIPTION (Continued)

Depreciation

The actual age of the improvements ranges from 9 to 30 years. All have been well maintained and updated within the past year. In view of the maintenance, updating, quality and observed condition, the overall effective age is estimated at 10 years. Remaining economic life is projected at 40 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit patronage and corporate and governmental patronage. We find the modified suites layout offering "larger than typical" single room units, with amenities typically found in true all suites hotels, is a cost effective way to deliver more amenity and functional utility to the customer, without incurring the additional costs associated with the development and operation of multi-room suites. In-room kitchenettes with microwave ovens and refrigerators, multiple phones, guest laundry facilities and attractive corporate plans seem to be effective in attracting the target market customer. We note that the subject Shilo Inn appears to be outperforming the local competition in achieved average occupancy. We therefore, find that the subject property is entirely adequate in meeting the owners intended use and purpose for the subject facilities.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio and three telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $626,500.


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                                    Site Plan

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                                    Site Plan

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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

      1. Possible Use. What uses of the site in question are physically possible?

      2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

      3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

      4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a 3.74 acre irregular parcel located on the Pacific Ocean. The site is at street grade and then slopes downward to the beach. Net site area is calculated to be approximately 3.51 acres, due to the sloping topography. Analysis of the immediate uses surrounding the property indicates that development of residential and motel uses have taken place over the past 20 to 30 years. The physical characteristics of the site are suitable for a wide variety of potential uses. The sloping topography, especially the northern section of the site, limit development to the eastern portion of the site. We also note that all utilities are available to the site and SW Elizabeth Street is fully improved. Therefore, the physical aspects of the site do not eliminate any uses from the highest and best use analysis.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site is the C-2 zoning. The C-2 commercial zone is defined by the City of Newport as a broad spectrum commercial district that permits limited service, wholesale/retail and heavy commercial uses in addition to allowing residential development. In view of the location and zoning, the likely use would be a multiple residential development, lodging and/or restaurant use in compliance with the current zoning.

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to uses which could take advantage of the Pacific Ocean. Therefore, multiple residential, restaurant and lodging facilities would be the most likely feasible uses.

Maximally productive uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably oriented toward tourism, using the proximity of the pacific ocean and the primary attraction. Analysis of the Newport area reveals that there are few good quality full-service lodging facilities possessing convention facilities and a resort atmosphere. Therefore, it is our opinion that a full-service lodging facility would represent the highest and best use of the property, as vacant.


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HIGHEST AND BEST USE ANALYSIS (continued)

As Improved

The subject is improved with a multiple building full-service lodging facility consisting of 179 rooms, two indoor swimming pools, two restaurants, a sports bar, convention center for up to 600 registrants and direct Pacific Ocean beach access.

In view of the physically possible, legally permissible, financially feasible and maximally productive uses, the existing full service hotel/motel facility is considered to represent the highest and best use of the site. The property will be valued based upon this highest and best use premise.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.    The estimation of vacancy and collection loss allowances.

3.    The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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                                 LAND SALES MAP

                               [GRAPHIC OMITTED]


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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                            SW Elizabeth Street
City:                               Newport, OR
Map:                                11-11-08-23
County:                             Lincoln
Tax Lots:                           10700,10701,10600,10602,10603
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Lowe, Allen
Grantee:                            Wright, Dreistin, Mean
Document Number:                    323-0765
Sale Price:                         $750,000
Sale Terms:                         Cash Equivalent
Sale Date:                          August 13, 1996

SITE DESCRIPTION

Site Area:                          1.32 Acres - 175 front feet
Zoning:                             C-2
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Sloping - high bank oceanfront
Location:                           Interior - Oceanfront

SALE ANALYSIS

Price Per Front Foot:               $4,286

COMMENTS This is the sale of a 1.32 acre oceanfront parcel with 175 front feet. It has been purchased for development as a hotel/motel. It is located north of the subject site.

VERIFICATION                        Lincoln County Sales Analyst/Public Records


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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                            Northwest corner of 2nd and Breakers
City:                               Rockaway, OR
Map Number:                         2-10-32-32
County:                             Tillamook
Tax Lots:                           8600, 8900, 11300,11400
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Dale Teigs
Grantee:                            Sea View Associates
Document Number:                    351-5; 351-8
Sale Price:                         $240,000
Sale Terms:                         Cash Equivalent
Sale Date:                          May 1993

SITE DESCRIPTION

Site Area:                          23,958 sq. ft. - 75 feet oceanfront
Zoning:                             TC (Tourist Commercial)
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level - Oceanfront
Location:                           Interior - Oceanfront

SALE ANALYSIS

Price Per Front Foot:               $3,200 - front foot

COMMENTS This is a level, oceanfront site with approximately 75 feet of ocean frontage. Site is adjacent to a small creek with good beach access. Site is being developed with a new multi-unit, four-story condominium.

VERIFICATION                        Public Records/Buyer


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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                            N Highway 101
City:                               Yachats, OR
APN:                                N/A
County:                             Lincoln
Map Reference:                      N/A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            N/A
Grantee:                            Current Listing
Document Number:                    Current Listing
Sale Price:                         $800,000
Sale Terms:                         Cash Equivalent
Sale Date:                          Available

SITE DESCRIPTION

Site Area:                          6.70 acres - 400 front feet
Zoning:                             R4
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level - oceanfront
Location:                           Interior - oceanfront

SALE ANALYSIS

Price Per Front Foot:               $2,488 per front foot

COMMENTS This is the current listing of an oceanfront parcel containing 6.7 acres and 400 front feet. It has ocean and Highway 101 frontage.

VERIFICATION                        Jim Dutcher - Miller's Real Estate


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                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                            N Highway 101
City:                               Yachats, OR
APN:                                N/A
County:                             Lincoln
Map Reference:                      N/A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            N/A
Grantee:                            Current Listing
Document Number:                    Current Listing
Sale Price:                         $298,000
Sale Terms:                         Cash Equivalent
Sale Date:                          Available

SITE DESCRIPTION

Site Area:                          64,904 sq. ft. - 100 front feet
Zoning:                             R4
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Interior - Oceanfront

SALE ANALYSIS

Price Per Front Foot:               $2,980/front foot

COMMENTS This is a level, at grade, interior site with 100 feet of ocean and highway frontage. Property has been listed for approximately 2 years with rejected offers in the $200,000 to $225,000 range.

VERIFICATION                        SeaTowne Realty, Newport


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COST APPROACH (Continued)

Discussion

These four land sales transactions and listings represent the sale activity of oceanfront parcels located on the Central Oregon Coast over the past several years. Analysis of the area reveals an active market for commercially-zoned parcels. However, due to the limited supply of commercially-zoned, oceanfront land, comparable sales data is limited. These two sales and two listings indicate a reasonable range of value per front foot of ocean frontage. A discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale

Local MLS data reveals that closed commercial land sales in our area occur at approximately 90% to 95% of listing price. By definition however, those sales which do close are those priced closest to their true value relative to market supply/demand factors, and rational, investor behavior. Sales which fail to close after allowing for adequate marketing exposure are either impaired in some material aspect or priced uneconomically with respect to market supply and demand factors.

Comparable transactions No. 3 and 4 are all current listings which have been available and marketed professionally for up to two years. Based on broker input and the lack of bona-fide negotiation from prospective investors during a strong, long term expansion of the local commercial real estate, we conclude that these listings are 5% to 10% above market at this time. Therefore, these comparables are adjusted downward 10% to compare to the subject.


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COST APPROACH (Continued)

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon appraiser's evaluation of trends in the market we have identified land value appreciation rates have remained stable to slightly increased over the past three years. Comparable 4 has been on the market for two years, with several offers made and rejected. The fact that it has not sold is more a reflection on a seller which will not accept any offer other than full price. Comparables 1 sold two months ago and is not given a time adjustment. Sale #2 sold over three years ago and is adjusted upward based upon annual appreciation of 5% per year. Comparables 3 and 4 are current listing and do not require adjustment for time.

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to transportation arteries, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property. We note that all four properties which we have referenced in this discussion are oceanfront parcels. Therefore locational/neighborhood factors are regarded as comparable among the comparables.

Size adjustments, are considered due to difference in ocean front footage. Typically larger parcels indicate a lower price per square foot, price per front foot or other units of comparison than smaller parcels. The subject has 792 feet of ocean frontage. The comparables have ocean frontages ranging from 75 feet to 400 feet. Direct adjustment is not possible due to limited empirical data of comparable sites. However, because the subject site has substantial ocean frontage, its value will likely fall at the low end of the price per front foot range.

Concluded Land Value

The comparable land sales indicate an unadjusted range from $2,489 to $4,286 per front foot. All are zoned to allow for motel/hotels. The low range value indicator was derived from the current listing with the largest amount of front footage. The high value indicator is derived from the most current sale, as well as the sale closest in proximity to the subject. This sale is located immediately north of the subject property and has 175 feet of ocean frontage. Because of this factor, this sale is afforded the greatest weight. A downward adjustment is made for size. The subject parcel has 792 front feet and Comparable 1 has 175 feet of frontage. Adjusting downward 20% indicates a current value of $3,429, or $3,400 per front foot. Multiplying this by 792 feet indicates a value of $2,692,800, rounded to $2,690,000.


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COST APPROACH (Continued)

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $89.44 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $175,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 10 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 20 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $14,940,000
                                   ===========


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                             Replacement Cost Study

=================================================================================================================
Development Proforma
Shilo Inn, Newport, OR
-----------------------------------------------------------------------------------------------------------------
MVS: Sec. 11, P 17, Class C & D, G   Current X     Local X     Adj $/sf
---------------------------------    ---------     -------     --------
Base Cost:              $75.80          1.00        1.18        $89.44

Hard Costs                            Measure                  $/Measure                  Cost              $/SF
----------                            -------                  ---------                  ----              ----
 Building                            106,100 SF                 $89.44     $9,490,008
 Yard Improvements                                                         $  350,000
                                                                           ----------

Total Hard Costs                                                                       $9,840,008          $92.74

Soft Costs
----------
Architectural & Engineering                         8.00%                  $  787,200
Development Overhead                                3.00%                     295,200
Stabilization & Opening Expenses             25% of annual income             934,230

Total Soft Costs                                                                      $ 2,016,630         $ 19.01
                                                                                      -----------
Total Improvement Costs                                                               $11,856,638         $111.75

Entrepreneurial Profit                 18.00%                                         $ 2,134,195         $ 20.11
                                                                                      -----------         -------
Total                                                                                 $13,990,833         $131.86

Depreciation Adjustment              Age/Life                   % Dep.        $ Dep.
-----------------------
Physical                              10/50                     20.00%     $2,371,328

Total Depreciation                                                                    $ 2,371,328         $ 22.35
                                                                                      -----------         -------
Project Costs (Depreciated Replacement Cost)                                          $11,619,505         $109.51

Depreciated Furniture Fixtures $ Equipm                        179 Units @     $3,500    $626,500

Land Valuation                         Acres          SF         $/SF       Land Value     Total
--------------                         -----          --         ----       ----------     -----
Site Value in Fee                       3.74      163,073      $16.50      $2,690,705

Site Value                              3.74      163,073      $16.50                 $ 2,690,000
-----------------------------------------------------------------------------------------------------------------
Indicated Value                                                                       $14,936,005

Rounded                                                                               $14,940,000
                                                                                      ===========
=================================================================================================================


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                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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                        -------------------------------
                        REGIONAL SUMMARY OF HOTEL SALES
                        ===============================

==============================================================================================================
                                   Date of   Year    Building   Land   Land/Bldg   No of    Gross     Sale
No.       LOCATION                   Sale    Built     Area     Area     Ratio     Units   Area/Rm.   Price
==============================================================================================================
1   Comfort Inn                     May-95   1990     30,740    76,405   2.49:1      58      530    $2,800,000
    13207 NE 20th Avenue                               Est.
    Vancouver, WA


2   Comfort Inn                     Jun-96   1992     34,000    66,646   1.96:1      64      531    $2,600,000
    8855 SW Citizens Drive
    Wilsonville OR

3   Ramada Inn                      Oct-94   1978     68,410    16,200   0.24:1     120      570    $8,400,000
    2200 Fifth Avenue
    Seattle, WA

4   Travelodge                      Jun-94   1961     30,820    56,912   1.85:1      74      416    $4,200,000
    4715 25th Avenue NE
    Seattle, WA

5   West Coast Gateway Hotel        Mar-96   1990     59,074    71,165   1.20:1     145      407   $11,218,164
    18415 Pacific Highways South
    Seattle, WA

6   Best Western Hotel              Mar-95   1986     91,618   262,749   2.87:1     147      623    $5,500,000
    15901 W. Valley Highway
    Tukwilla WA


    Unadjusted Range:                        $60.03   to   $189.90 /Sq.Ft.
                                            $37,415   to   $77,367 /Unit

                                       Mean:       $112.76 / Sq Ft              $55,073 / Unit


=============================================================================================
                                   Price/   Price/                   Comments
No.       LOCATION                 Sq. Ft.   Unit
=============================================================================================
1   Comfort Inn                     $91.09  $48,276   Occupancy reported at 70 percent ADR @
    13207 NE 20th Avenue                              $46.00. No food and beverage
    Vancouver, WA                                     One meeting room, spa, pool, excercise
                                                      Located near new mall

2   Comfort Inn                     $76.47  $40,625   Two-story wood frame motel located in
    8855 SW Citizens Drive                            suburban location.
    Wilsonville OR

3   Ramada Inn                     $122.79  $70,000   Four-story wood frame & stucco downtown
    2200 Fifth Avenue                                 location. Renovated prior to sale. $70
    Seattle, WA                                       ADR estimate.

4   Travelodge                     $136.28  $56,757   Includes retail building (Blockbuster)
    4715 25th Avenue NE                               ADR est $55.00
    Seattle, WA                                       Pool, spa.

5   West Coast Gateway Hotel       $189.90  $77,367   SeaTac Airport location.
    18415 Pacific Highways South                      All cash sale.
    Seattle, WA

6   Best Western Hotel             $60.03   $37,415   Three story wood frame structure
    15901 W. Valley Highway                           includes restaurant, spa, excercise
    Tukwilla WA                                       room and outdoor pool.


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                              Comparable Sales Map

                               [GRAPHIC OMITTED]

56 SW Elizabeth, Newport, OR
----------------------------


                              COMPARABLE SALE NO. 1

                                 [PHOTO OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:            Ray Patel, et al.
                        13207 NE 20th Avenue        GRANTEE:            Shree Ram LLC
                        Vancouver, WA
DESCRIPTION:            Two-story wood frame        DOCUMENT #:         Na
                        and stucco limited service  MARKET TIME:        Na
                        hotel                       NUMBER OF UNITS:    58
YEAR BUILT:             1990                        SALE PRICE:         $2,800,000
LOT SIZE:               76,405 S.F.                 SALE DATE:          June 5, 1995
CONDITION:              Average/Good                TERMS:      $350,000 down
QUALITY:                Average                                 seller wrapped existing $1.45M
                                                                1st TD with, due in 10 years

BUILDING AREA:          30,740 S.F.                 GROSS INCOME:       $685,540
LAND:BLDG RATIO:        2.49:1                      NET INCOME:         $288,000
PRICE/S.F.:             $91.09                      OVERALL RATE        10.29%
PRICE/UNIT:             $48,276                     GRM:                4.08
FF&E:                   $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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                              COMPARABLE SALE NO. 2

                                 [PHOTO OMITTED]

ADDRESS:                Comfort Inn                 GRANTOR:        Mahalaxmi Inc.
                        8855 SW Citizens Drive      GRANTEE:        Ganesh Enterprises
                        Wilsonville, OR
DESCRIPTION:            Two-story wood              DOCUMENT #:     9603044444
                        frame limited service       MARKET TIME:    Na
                        hotel
NUMBER OF UNITS:        64
YEAR BUILT:             1992                        SALE PRICE:     $2,600,000
LOT SIZE:               66,646 S.F.                 SALE DATE:      June 19, 1996
CONDITION:              Average/Good                TERMS:          $800,000 down
QUALITY:                Average                                     $1,8M 1st Td Commercial Bank
BUILDING AREA:          34,000 S.F.                 GROSS INCOME:   $804,825
LAND:BLDG. RATIO:       1.96:1                      NET INCOME:     $310,628
PRICE/S.F.:             $76.47                      OVERALL RATE    11.95%
PRICE/UNIT:             $40,625                     GRM:            3.23
FF&E:                   $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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                              COMPARABLE SALE NO. 3

                                 [PHOTO OMITTED]

ADDRESS:                Ramada Inn                  GRANTOR:            2200 Fifth Ave. Ltd.
                        2200 5th Avenue             GRANTEE:            Devin Corporation
                        Seattle, WA
DESCRIPTION:            Four-story over parking     DOCUMENT #:         9410280992
                        frame and stucco hotel      MARKET TIME:        6 months
                        with restaurant/lounge      UMBER OF UNITS:     120
YEAR BUILT:             1978                        SALE PRICE:         $8,400,000
LOT SIZE:               16,200 S.F.                 SALE DATE:          October 28, 1994
CONDITION:              Average                     TERMS:           $3,000,000 down
QUALITY:                Average                                      $5,400,000 1st Td Seafirst Bank
BUILDING AREA:          68,410 S.F.                 GROSS INCOME:              Na
LAND:BLDG RATIO:        0.24:1                      NET INCOME:                Na
PRICE/S.F.:             $122.79                     OVERALL RATE               Na
PRICE/UNIT:             $70,000                     GRM:                       Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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                              COMPARABLE SALE NO. 4

                                 [PHOTO OMITTED]

ADDRESS:                Travelodge                  GRANTOR:        Vincent Hanna Fowler Inv.
                        4715-25 25th Avenue NE      GRANTEE:        P.B. Investments Ltd.
                        Seattle, WA
DESCRIPTION:            One and two-story wood      DOCUMENT #:     9506222113
                        frame and stucco motel      MARKET TIME:    12 month
                        with 6,700 sf retail building
NUMBER OF UNITS:        74
YEAR BUILT:             1961                        SALE PRICE:     $4,200,000
LOT SIZE:               56,912 S.F.                 SALE DATE:      June 22, 1994
CONDITION:              Average                     TERMS:          All cash
QUALITY:                Average
BUILDING AREA:          30,820 S.F.                 GROSS INCOME:              Na
LAND:BLDG RATIO:        1.85:1                      NET INCOME:                Na
PRICE/S.F.:             $136.28                     OVERALL RATE               Na
PRICE/UNIT:             $56,757                     GRM:                       Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.


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                              COMPARABLE SALE NO. 5

                                 [PHOTO OMITTED]

ADDRESS:                Westcoast Gateway Hotel         GRANTOR:        Gateway Hotel LP
                        18415 S. Pacific Highway        GRANTEE:        Patriot American Hospitality
                        Sea-Tac, WA
DESCRIPTION:            Six-Story, good quality Class   DOCUMENT #:     7110-407
                        B hotel w/ restaurant, lounge   MKTG.TIME::     N/A
                        Pool and spa amenities.         ROOM CT.:       145
YEAR BUILT:             1990                            SALE PRICE:     $ 11,218,164
LOT SIZE:               71,165 SF (1.63 Acre)           SALE DATE:      March, 1996
CONDITION:              Good                            TERMS:          Cash Equivalent
QUALITY:                Average-Good                    CLASS:          Limited service, upper tier
BUILDING AREA:          59,074 SF                       GROSS INCOME:          N/A
LAND:BLDG RATIO:        1.20:1                          NET INCOME:            N/A
PRICE/SF:               $189.90                         OVERALL RATE           N/A
PRICE/UNIT:             $77,367                         GRM:                   N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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                              COMPARABLE SALE NO. 6

                                 [PHOTO OMITTED]

ADDRESS:                Best Western Southcenter    GRANTOR:        United States National Bank
                        15901 W. Valley Highway     GRANTEE:        Wen & Liu
                        Tukwilla, WA
DESCRIPTION:            Three-story and one-story   DOCUMENT #:     95-3311394
                        wood frame structures,      MKTG.TIME::     N/A
                        restaurant, pool & spa      No Of Units:    147
YEAR BUILT:             1986                        SALE PRICE:     $5,500,000
LOT SIZE:               262,749 S.F.                SALE DATE:      March 31, 1995
CONDITION:              Average                     TERMS:          Cash Equivalent
QUALITY:                Average
BUILDING AREA:          91,618 S.F.                 GROSS INCOME:              N/A
LAND:BLDG RATIO:        2.87 :1                     NET INCOME:                N/A
PRICE/SF:               $60.03                      OVERALL RATE               N/A
PRICE/UNIT:             $37,415                     GRM:                       N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location. Unable to obtain operating data to extract OAR, or revenue/expense ratios.


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DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid 3 to low 4 range. The subject is unique in its location and prominence within its market area. Being a resort property with ocean side influences and with positive market changes in nearby Lincoln City which introduced a luxury hotel and casino this year the subject should command a multiplier approximately 20 percent above the high end of the data. We have estimated a GRM of 5.0 as applicable to the subject property which indicates a value of:

                             $3,736,918 GRM x 5.0 =       $18,684,590

                             Rounded                      $18,685,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ========================

================================================================================================================================
                                    Date of    Year   Building      No of      Gross                      Sale           Price/
No.      LOCATION                    Sale      Built    Area        Units     Revenue          NOI        Price          Sq. Ft.
================================================================================================================================
1     Comfort Inn                   May-95     1990     30,740       58      $685,540      $288,000     $2,800,000       $91.09
      13207 NE 20th Avenue
      Vancouver, WA

2     Capital Inn/Days Inn          Jan-95     1990     29,949       81      $778,745      $373,765     $3,320,000      $110.86
      120 College Street
      Lacey WA

3     Quality Inn                   Oct-95     1977/86  29,200       73      $685,200      $293,760     $2,625,000       $89.90
      1545 NE Burnside
      Gresham OR

4     Comfort Inn                   Jun-96     1992     34,000       64      $804,825      $310,628     $2,600,000       $76.47
      8855 SW Citizens Drive
      Wilsonville OR

5     Ameritel Inn                  Jun-96     1991     48,966       94    $1,652,218      $823,838     $6,110,000      $124.78
      Confidential

6     Bellevue Hilton               Aug-95     1979    122,369      180    $3,945,000    $1,107,000    $12,300,000      $100.52
      100 112th Street NE
      Bellevue WA

                                               Mean:                                                                     $98.93


=============================================================
                                    Price/
No.      LOCATION                    Unit      GRM      OAR
=============================================================
1     Comfort Inn                   $48,276    4.08    10.29%
      13207 NE 20th Avenue
      Vancouver, WA

2     Capital Inn/Days Inn          $40,988    4.26    11.26%
      120 College Street
      Lacey WA

3     Quality Inn                   $35,959    3.83    11.19%
      1545 NE Burnside
      Gresham OR

4     Comfort Inn                   $40,625    3.23    11.95%
      8855 SW Citizens Drive
      Wilsonville OR

5     Ameritel Inn                  $65,000    3.70    13.48%
      Confidential

6     Bellevue Hilton               $68,333    3.12     9.00%
      100 112th Street NE
      Bellevue WA

                         Mean:      $49,863    3.70    11.19%

      Unadjusted Ranges:            $76.47      to      $124.78 /Sq.Ft.
                                   $35,959      to      $68,333 /Unit
                                      3.12      to         4.26 GRM
                                     9.00%      to       13.48% OAR

56 SW Elizabeth, Newport, OR
----------------------------


DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and still represent inferior properties. The subject is unique in it's location and prominence within its market area. Being a resort property with ocean side influences and with positive market changes in nearby Lincoln City which this year opened a luxury hotel and casino, the subject should command a price per room well above the prices indicated by the sales data. We conclude on a value of $100,000 per room or:

                   179 Units @ $100,000 per Unit = $17,900,000

                             Conclude @ $18,000,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $18,685,000 and $18,000,000. We have selected a value indication at the middle of the two indications, as follows:

                            Conclude        $18,500,000
                                            ===========


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                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


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                          SUMMARY OF COMPETITIVE HOTELS

                                NO OF          RACK
NO.   LOCATION                  ROOMS          RATE                    COMMENTS
--------------------------------------------------------------------------------
1.    Hallmark Resort           155            $139 - $165 King Spa
      SW Elizabeth Street                      $119 - $149 Double Queen
      Newport, OR

The Hallmark Resort/Best Western is located immediately south of the subject property consisting of 103 units constructed in the early 1970's, with 52 units added recently. The new units have fireplaces, mini-galley's, TV with video player, microwave ovens, refrigerators and good quality furniture. The original units are standard motel units in good condition. There is an indoor pool and gift shop. King rooms have spas. There is no on-site restaurant. Occupancy has ranged from 45% to 50% on an annual basis. The addition of rooms has resulted in lower overall occupancy rate due to initial absorption and stabilization.

2.    Shilo Inn                 248            $89 - $154 Queen and King Rooms
      1501 NW 40th Place                       $179 - $244 Queen and King Suites
      Lincoln City, OR

The Lincoln City Shilo Inn is a full-service resort on the beach. It is located within the confines of the Lincoln Star Resort complex and includes 61 oceanview deluxe suites. There is a remodeled restaurant and lounge, with banquet and convention facilities for up to 700 people. Most of the units have ocean view. Access to the beach is good. The deluxe suites are equipped with fireplaces, microwaves, refrigerators and wet bars. This facility has experienced stable occupancy ranging from 56% to 60% over the past five years. The opening of the new Chinook Winds Casino, located within walking distance of this hotel, has stabilized occupancy near 60%.

3.    Inn At Spanish Head       120            $99 - $109  Standard room
      SW Highway 101                           $128 - $138  Studio
      Lincoln City, OR                         $168 Suite

The Inn at Spanish Head is a full-service hotel with restaurant, lounge, outdoor heated pool, cable TV, in-room coffee. The overall quality and condition is considered to be similar to slightly inferior to the subject. This is an oceanfront site with each unit having an unobstructed ocean view. It is estimated that occupancy averages 50% on an annual basis. Specific information was not available, however its location and lack of current expected amenities will likely diminish its market share.


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SUMMARY OF COMPETITIVE HOTELS (continued)

4.    Salishan Resort           205            $109 -$236  Queen and King
      Highway 101                              $295 - $395  1 bedroom suite
      Gleneden Beach, OR                       $450 - $575   2 bedroom suite

The Salishan Lodge is part of the Salishan resort complex and features three unit types, plus two large suite-types. The units range from $109 - $236, depending upon type and season. 1 bedroom suites range from $295 to $325 and 2-bedroom suites range from $450 to $575. Salishan is a destination resort with golf, tennis, swimming pools, hiking and bike paths, as well bay and ocean view. There is a restaurant and lounge, as well as convention facilities. In-room amenities include fireplaces, coffee, fireplaces and VCR's. Salishan is a year-around resort which books many conventions and meetings, resulting in above average occupancy for a coastal property. It is estimated that occupancy averages 55% to 60% on an annual basis in the Lodge.

5     Subject-Shilo Inn         179            $100 - $130 Double Queen and King
      SW Elizabeth                             $179 - $200 Small Suite
      Newport, OR                              $375 - $395   One Bedroom Suite

The Newport Shilo Inn is a full service destination resort facility with two restaurants, lounge, sports bar, two indoor pools, steam room, sauna, exercise room, convention center. Each room has a video player, microwave, refrigerator, hair dryer and coffee maker. The units have been recently renovated and are in very good condition. Occupancy has ranged from 52% to 54% over the past four years. Occupancy was below this rate in 1995 when renovation was taking place. Due to local area attractions and completion of renovation, it is anticipated that occupancy will increase to near 60%. Average daily rates have increased from $78.42 to $103.00 over the past five years.


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                             COMPETITIVE HOTELS MAP

                                [GRAPHIC OMITTED]


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                             COMPETITIVE HOTEL NO. 1

                                 [PHOTO OMITTED]


                             COMPETITIVE HOTEL NO. 2


                                 [PHOTO OMITTED]


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                             COMPETITIVE HOTEL NO. 3

                                 [PHOTO OMITTED]


                             COMPETITIVE HOTEL NO. 4

                                 [PHOTO OMITTED]


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                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with strong tourist interest, diversified economy and increasing population base. Tourism and recreation are becoming increasing important in the growth and development of the local area. The Newport area is the anchor for the Central Oregon Coast tourism and as a transient location for regional tourism. This area is also the commercial and service center for much of the Central Oregon Coast. Tourism comprises a steadily growing section of the local economy. The opening of the Oregon Coast Aquarium, the Hatfield Marine Science Center and the arrival of Keiko the Killer Whale, has resulted in an influx of interested tourists from all over the State, as well as the West Coast. It is also important to recognize that the area attractions have experienced increased visitors over the past few years. The Newport Performing Arts Center, as well as other area attractions provide year-around activities.

There are few competitive hotels/motels in the local area. The adjacent Hallmark Resort/Best Western has added new rooms. A new 59-unit Ashley Inn is now under construction near the Oregon Coast Aquarium. The Newport Hotel is located in the north section of the city with ocean view and beach access. However, this facility has been poorly managed and poorly maintained over the years. None of these facilities are full-service resorts, nor can they accommodate banquets and conventions. Because of these factors, the subject property is the only facility in the Newport area to provide the amenities and services to attract this growing market segment.

There are a few facilities located within a 20 mile drive to the north and south, which provide some of the services and amenities of the subject. The Lincoln City Shilo Inn is a full-service, destination resort located approximately 20 miles north. This facility has benefited recently by the completion and opening of the Chinook Winds Casino. The opening of this casino has resulted in less-drastic seasonal occupancy swings, similar to the result of the local Aquarium and Keiko. Salishan Lodge is located south of Lincoln City and provides a resort setting and full-service accommodations. This development also has convention facilities, golf course, recreational facilities and other amenities expected in a destination resort.

Analysis of these facilities indicates that typical occupancy is at its highest during the summer months. The older motel facilities exhibit occupancy rates ranging from 50% to 55% on an annual basis. The full-service Lincoln City Shilo Inn, Salishan Lodge, Adobe Inn in Yachats and a few other comparable facilities is estimated in the 55% - 65% range. A review of the actual occupancy of the subject property indicates a stable 54% to 60% on an annual basis, with a daily average room rate increasing from $78.48 in 1992 to $99.65 as of August 1996. The subject property is in excellent condition and has an on-site restaurant, with good access to the Pacific Ocean and Highway 101. These factors set the subject apart and above the competition. Because of these factors the subject property has enjoyed a higher-than-average daily rate compared to other lodging facilities in this segment of the market. This is supported by the actual increase in occupancy and room revenue over the past several years. In view of these factors, it is our conclusion that the subject property will continue to maintain its place in the upper segment of the Newport lodging market. It is unlikely that additional development will compromise this position, given the subject diversity of rooms, amenities, its ocean frontage, access to Highway 101, proximity to Oregon Coast Aquarium, as well as area attractions.


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--------------------               SHILO INN                  ------------------
# of Rooms      179             536 SW Elizabeth              Remodeled  1995-96
--------------------               Newport, OR                ------------------
----------------------------
Building Area     106,100 sf
----------------------------
                    ---------------------------------------
                    RECONSTRUCTED HISTORICAL OPERATING DATA
================================================================================

====================================================================================================================================

                                    1993                              1994                               1995
====================================================================================================================================
Occupancy Rate                      53.00%                            52.00%                             43.00%
Average Room Rate                   $82.00                            $85.03                             $94.17
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                                     % Total  Per Room                 % Total  Per Room                  % Total  Per Room
                                             -------  --------                 -------  --------                  -------  --------
  Room Rentals                  $2,851,425     92.8%   $15,930    $2,885,634     94.1%   $16,121     $2,637,678     93.2%   $14,736
  Restaurant                       128,075      4.2%      $716       131,571      4.3%      $735        121,163      4.3%      $677
  Telephone                         30,972      1.0%      $173        32,015      1.0%      $179         48,781      1.7%      $273
  Other Income                      60,626      2.0%      $339        16,605      0.5%       $93         23,620      0.8%      $132
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                   $3,071,098    100.0%   $17,157    $3,065,825    100.0%   $17,128     $2,831,242    100.0%   $15,817

EXPENSES
Departmental Expenses
  Rooms Department                 443,621     14.4%    $2,478       462,988     15.1%    $2,587        432,148     15.3%    $2,414
  Food & Beverage                    9,690      0.3%       $54         9,381      0.3%       $52         14,490      0.5%       $81
  Telephone                         17,713      0.6%       $99        18,608      0.6%      $104         18,837      0.7%      $105

Undistributed Operating Expenses
  Administrative & General          86,758      2.8%      $485        81,174      2.6%      $453         98,103      3.5%      $548
  Management                       153,555      5.0%      $858       153,291      5.0%      $856        141,562      5.0%      $791
  Marketing                        192,294      6.3%    $1,074       202,900      6.6%    $1,134        205,489      7.3%    $1,148
  Utilities                        117,618      3.8%      $657       132,982      4.3%      $743        111,673      3.9%      $624
  Property Operations
    & Maintenance                  105,719      3.4%      $591       125,587      4.1%      $702        105,715      3.7%      $591
  Capital Expenditures              21,118      0.7%      $118        36,314      1.2%      $203         82,815      2.9%      $463
  Miscellaneous                      1,765      0.1%       $10         2,530      0.1%       $14          2,018      0.1%       $11

Fixed Charges
  Property Tax & License           132,416      4.3%      $740       123,654      4.0%      $691        122,100      4.3%      $682
  Insurance                         19,098      0.6%      $107        20,493      0.7%      $114         22,298      0.8%      $125
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                  $1,301,365     42.4%    $7,270    $1,369,902     44.7%    $7,653     $1,357,248     47.9%    $7,582

NET OPERATING INCOME            $1,769,733     57.6%    $9,887    $1,695,923     55.3%    $9,474     $1,473,994     52.1%    $8,235
------------------------------------------------------------------------------------------------------------------------------------


================================================================
                                 Trailing 12
                                 Months 8/96
================================================================
Occupancy Rate                        54.00%
Average Room Rate                     $99.65
----------------------------------------------------------------
REVENUES                                       % Total  Per Room
                                               -------  --------
  Room Rentals                    $3,463,795     94.6%   $19,351
  Restaurant                         133,555      3.6%      $746
  Telephone                           38,713      1.1%      $216
  Other Income                        26,149      0.7%      $146
----------------------------------------------------------------
Total Revenue                     $3,662,212    100.0%   $20,459

EXPENSES
Departmental Expenses
  Rooms Department                   500,063     13.7%    $2,794
  Food & Beverage                     15,098      0.4%       $84
  Telephone                           16,536      0.5%       $92

Undistributed Operating Expenses
  Administrative & General            95,369      2.6%      $533
  Management                         183,111      5.0%    $1,023
  Marketing                          201,506      5.5%    $1,126
  Utilities                          115,699      3.2%      $646
  Property Operations
    & Maintenance                    120,890      3.3%      $675
  Capital Expenditures                54,970      1.5%      $307
  Miscellaneous                        1,801      0.0%       $10

Fixed Charges
  Property Tax & License             128,585      3.5%      $718
  Insurance                           22,618      0.6%      $126
----------------------------------------------------------------
Total Expenses                    $1,456,246     39.8%    $8,135

NET OPERATING INCOME              $2,205,966     60.2%   $12,324
----------------------------------------------------------------

56 SW Elizabeth, Newport, OR
----------------------------


INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 53 percent in 1993 to 52 percent in 1994, to 43 percent in 1995 while the property was under a major remodel, and has recovered to 54 percent for the trailing 12 months. The 1995 remodel is now complete and occupancy has increased to stabilized and market level. The average daily room rate has increased from $82.00 in 1993 to $99.65 in 1996. We expect the subject property to maintain operations within the current range of the subject in 1996 and with the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 62.8 percent in 1993, 61.4 percent in 1994, 61.6 percent in 1995 and is achieving 65.4 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $53.44 in 1993 to $56.50 in 1996. The ADR reflect several properties in Western Oregon and include many lower tier and non resort properties making the ADR comparison of minimal importance.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an occupancy rate of 54 percent in 1997 and increase to typically historic levels of 55 percent per year for the duration of the analysis. An average daily rate of $100.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 1.3 percent of room revenues; Restaurant revenue is estimated at 3.70 percent of room revenue based on historical trends which ranged from 3.6 to 4.3 percent in the past four years; and other income such as that from vending machines and similar items, is estimated at 0.70 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses - Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,414 to $2,794 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $2,750 per room for departmental room expense which is similar to the subject's actual historical performance.


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INCOME APPROACH (Continued)

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 50 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 2.6% and 3.5% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 3.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


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INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 5.5% to 7.3% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.8 to 4.3 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.3 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.4 and 4.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 3.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $133,000. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $135,000 in our projections to account for personal property taxes.


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INCOME APPROACH (Continued)

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.6 and 0.8 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.65 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service


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INCOME APPROACH (Continued)

Capitalization Analysis

properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.


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INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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INCOME APPROACH (Continued)
Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is 25 years old hotel which is proposed for cyclical renovations.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.75%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $18,789,258
                                   ===========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


                                                                              96
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56 SW Elizabeth, Newport, OR
----------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.75%.


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----------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

o     Survey of investors' acceptable yield rates

o     Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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----------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
================================================================================
    Period        Aaa Bonds    Baa Bonds       Treasury      Treasury Securities
                                              Securities         (Five Year)
                                             (Long Term)
--------------------------------------------------------------------------------
  March 1995        8.12%        8.70%          7.45%               7.05%
--------------------------------------------------------------------------------
September 1995      7.32%        7.93%          6.55%               6.00%
--------------------------------------------------------------------------------
  April 1996        6.80%        7.47%          6.05%               5.36%
--------------------------------------------------------------------------------
    Average         7.41%        8.03%          6.68%               6.14%
================================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.00% +/-
                                                                ----------

        Total Return Expectation-Going Concern Hotels:          13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.


                                                                              99
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56 SW Elizabeth, Newport, OR
----------------------------


INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $19,093,023
                                   ===========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:

            Direct Capitalization - Fiscal 1997 Income - $18,789,258

                   Discounted Cash Flow Analysis - $19,093,023

                               Rounded $18,900,000
                                       ===========


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                                                                SHILO INN
# of Rooms                                 179                  536 SW Elizabeth
Growth Rate                               3.0%                  Newport OR

-----------------------------------------------------------------------------------------------------------------------------
                                       % Total           1           2            3            4            5            6
Fiscal Year (12/1 TO 11/30)            Revenue          1997        1998         1999         2000         2001         2002
=============================================================================================================================
Room Nights Available                                 65,335      65,335       65,335       65,335       65,335       65,335
Number of Occupied Rooms                              35,281      35,934       35,934       35,934       35,934       35,934
Occupancy Rate                                        54.00%      55.00%       55.00%       55.00%       55.00%       55.00%
Average Room Rate                                    $100.00     $103.00      $106.09      $109.27      $112.55      $115.93
-----------------------------------------------------------------------------------------------------------------------------
REVENUES
Room Rentals                            94.41%    $3,528,090  $3,701,228   $3,812,265   $3,926,633   $4,044,431   $4,165,764
Telephone                                1.30%        45,865      48,116       49,559       51,046       52,578       54,155
Restaurant Revenue                       3.70%       138,266     142,414      146,686      151,087      155,620      160,288
Other Income                             0.70%        24,697      25,909       26,686       27,486       28,311       29,160
                                      ---------------------------------------------------------------------------------------
Total Revenue                          100.00%    $3,736,918  $3,917,666   $4,035,196   $4,156,252   $4,280,940   $4,409,368

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                   $2,750        492,250     507,018      522,228      537,895      554,032      570,653
 Telephone (% of Departmental Income)   50.0%         22,933      24,058       24,780       25,523       26,289       27,077
                                      ---------------------------------------------------------------------------------------
Total Departmental Expenses             13.8%       $515,183    $531,075     $547,008     $563,418     $580,321     $597,730

Undistributed Operating Expenses
 Administrative & General                3.0%        112,108     115,471      118,935      122,503      126,178      129,963
 Management                              5.0%        186,846     195,883      201,760      207,813      214,047      220,468
 Furniture, Fixtures
  & Equipment Reserves                   3.0%        112,108     117,530      121,056      124,688      128,428      132,281
 Franchise & Marketing                   8.0%        298,953     313,413      322,816      332,500      342,475      352,749
 Utilities                               3.3%        123,318     129,283      133,161      137,156      141,271      145,509
 Property Operations & Maintenance       3.0%        112,108     117,530      121,056      124,688      128,428      132,281
 Miscellaneous                           0.6%         22,422      23,506       24,211       24,938       25,686       26,456
                                      ---------------------------------------------------------------------------------------
Total Undistributed Expenses            25.9%       $967,862  $1,012,616   $1,042,995   $1,074,285   $1,106,513   $1,139,709

Total Expenses Before Fixed Charges     39.7%     $1,483,044  $1,543,692   $1,590,003   $1,637,703   $1,686,834   $1,737,439
Income Before Fixed Charges             60.3%     $2,253,874  $2,373,975   $2,445,194   $2,518,550   $2,594,106   $2,671,929

Fixed Charges
 Property Tax & License                  3.6%        135,000     139,050      143,222      147,518      151,944      156,502
 Insurance                              0.65%         24,290      25,019       25,769       26,542       27,339       28,159
 Buildings Reserve for Replacement       2.0%         74,738      76,981       79,290       81,669       84,119       86,642
                                      ---------------------------------------------------------------------------------------
Total Fixed Charges                      6.3%       $234,028    $241,049     $248,281     $255,729     $263,401     $271,303

NET OPERATING INCOME                    54.1%     $2,019,845  $2,132,925   $2,196,913   $2,262,821   $2,330,705   $2,400,626
Present Value of Income Stream                     1,787,474   1,670,393    1,522,571    1,387,830    1,265,013    1,153,065
 Discounted at                         13.00%
Total Present Value of Income Stream                         $12,464,573


REVERSION ANALYSIS
-------------------------------------
 Eleventh Year Income                             $2,782,984
 Reversion Capitalized @                              11.75%
 Reversion                                       $23,684,969                                      DIRECT CAPITALIZATION
 Less Sales Expense                                     5.0%                                 *******************************
 Net Reversion                                    22,500,720                                 Net Operating Income  $2,019,845
 Discount rate                                        13.00%                                     (1997)
 Present Value of Reversion                                  $ 6,628,450                     Overall Rate              10.75%
                                                             -----------                                          -----------
TOTAL PRESENT VALUE                                          $19,093,023                     Indicated Value      $18,789,258

Concluded Value via Income Approach                          $18,900,000     $105,587 /Room
                                                             ===========


---------------------------------------------------------------------------------------------------
                                             7            8           9            10           11
Fiscal Year (12/1 TO 11/30)                 2003         2004        2005         2006         2007
===================================================================================================
Room Nights Available                     65,335       65,335      65,335       65,335       65,335
Number of Occupied Rooms                  35,934       35,934      35,934       35,934       35,934
Occupancy Rate                            55.00%       55.00%      55.00%       55.00%       55.00%
Average Room Rate                        $119.41      $122.99     $126.68      $130.48      $134.39
---------------------------------------------------------------------------------------------------
REVENUES
Room Rentals                          $4,290,737   $4,419,459  $4,552,043   $4,688,605   $4,829,263
Telephone                                 55,780       57,453      59,177       60,952       62,780
Restaurant Revenue                       165,097      170,050     175,151      180,406      185,818
Other Income                              30,035       30,936      31,864       32,820       33,805
                                      -------------------------------------------------------------
Total Revenue                         $4,541,649   $4,677,899  $4,818,235   $4,962,783   $5,111,666

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                     587,772      605,405     623,568      642,275      661,543
 Telephone (% of Departmental Income)     27,890       28,726      29,588       30,476       31,390
                                      -------------------------------------------------------------
Total Departmental Expenses             $615,662     $634,132    $653,156     $672,751     $692,933

Undistributed Operating Expenses
 Administrative & General                133,862      137,878     142,014      146,275      150,663
 Management                              227,082      233,895     240,912      248,139      255,583
 Furniture, Fixtures
  & Equipment Reserves                   136,249      140,337     144,547      148,883      153,350
 Franchise & Marketing                   363,332      374,232     385,459      397,023      408,933
 Utilities                               149,874      154,371     159,002      163,772      168,685
 Property Operations & Maintenance       136,249      140,337     144,547      148,883      153,350
 Miscellaneous                            27,250       28,067      28,909       29,777       30,670
                                      -------------------------------------------------------------
Total Undistributed Expenses          $1,173,900   $1,209,117  $1,245,390   $1,282,752   $1,321,235

Total Expenses Before Fixed Charges   $1,789,562   $1,843,249  $1,898,546   $1,955,503   $2,014,168
Income Before Fixed Charges           $2,752,087   $2,834,650  $2,919,689   $3,007,280   $3,097,498

Fixed Charges
 Property Tax & License                  161,197      166,033     171,014      176,144      181,429
 Insurance                                29,003       29,874      30,770       31,693       32,644
 Buildings Reserve for Replacement        89,242       91,919      94,676       97,517      100,442
                                      -------------------------------------------------------------
Total Fixed Charges                     $279,442     $287,825    $296,460     $305,354     $314,514

NET OPERATING INCOME                  $2,472,645   $2,546,824  $2,623,229   $2,701,926   $2,782,984
Present Value of Income Stream         1,051,024      958,013     873,233      795,956
 Discounted at
Total Present Value of Income Stream

56 SW Elizabeth, Newport, OR
----------------------------


                          RECONCILIATION AND CONCLUSION

               Cost Approach                              $14,940,000
               Market Approach                            $18,500,000
               Income Approach                            $18,900,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


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----------------------------


RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $18,900,000
                                   ===========

                      (Including Value of FF&E - $626,500)


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----------------------------


                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

In addition to the undersigned Mr. Herald Haskell, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.


/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314


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----------------------------


                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                       1988 to Present
President

      Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                                 1986 to 1988
Director of Real Estate Valuation

      Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                     1985 to 1986
Assistant Vice President

      Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                                1984 to 1985
Associate Appraiser

      Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


                                                                             105
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                         QUALIFICATIONS OF THE APPRAISER

                             HERALD S. HASKELL, MAI

Herald S. Haskell is an independent real estate appraiser/analyst with offices located in Salem, Oregon. He began his real estate appraisal career with American Federal Savings, in 1973, where he last held the position of Chief Appraiser. During his twelve year tenure with this Salem, Oregon firm, he supervised appraisal department personnel and operations, reviewed appraisals from staff and outside appraisers, analyzed secondary market loan security, appraised various types of real estate, and analyzed feasibility of major investments. He accepted the position of Vice President and Assistant Manager of the Los Angeles office of BA Appraisals Inc., in January, 1986. BA Appraisals, Inc., a subsidiary of BankAmerica Company, was purchased by Arthur D. Little Valuation, Inc., in September, 1986. In March, 1987, he opened an independent real estate appraisal office in Monrovia, California, prior to moving back to Salem, Oregon.

During the course of his real estate career, he has appraised various types of residential and income producing properties throughout the United States, primarily the Western Region. Mr. Haskell has instructed Real Estate Principles and Real Estate Appraisal courses at Chemeketa Community College, as well as, SREA Chapter sponsored seminars and workshops.

PROFESSIONAL AFFILIATIONS AND MEMBERSHIPS

The Appraisal Institute,
        MAI (Member, Appraisal Institute) Certificate No. 6118, 1980 SRPA (Senior Real Property Appraiser) 1978
President, SREA Chapter 85, 1980-81
Delegate, Young Advisory Council, Society of Real Estate Appraisers Certified Real Estate Appraiser - Oregon (No. C000010) Current license expires 8/31/97

APPRAISAL ASSIGNMENTS

Mr. Haskell has a wide variety of appraisal experience. This experience and expertise is primarily in the residential, commercial and industrial areas, as well as special purpose properties. He has appraised numerous complex properties in these categories for financing, condemnation and various other purposes. He has obtained significant experience over the past decade in appraising hotels and motels. These properties have ranged in size from small local, motels to destination resorts, with ownership ranging from local operators to large regional and national franchises. The larger destination resort-type facilities have been valued in multiple millions of dollars. Mr. Haskell's appraisals have been utilized for underwriting conventional loans, issuing development bonds, offer and sale negotiations, listing property for sale, just compensation, and various other purposes. He has qualified as an expert witness in Oregon courts. A partial list of property types in which he is experienced in appraising is located on the following page.

Mr. Haskell is experienced in appraising/consulting and preparing reports on the following:

Residential                                                        Hotels/Motels
Apartments                                                     Postal Facilities
Condominiums                                                 Leasehold Interests
Subdivisions                                                   Retail Facilities
Mobile Home Parks                                               Office Buildings
Industrial                                                           Vacant Land
Golf Courses                                                    Shopping Centers
Special Purpose Properties                                              Churches
Feasibility Studies                                Highest and Best Use Analyses
Restaurants                                                       Market Studies

PARTIAL LIST OF CLIENTS

First Interstate Mortgage               Resolution Trust Corporation
First Interstate Bank                   U.S. Bancorp Mortgage Corp.
Key Bank of Oregon                      The Bank of Newport
First Security Bank                     The Commercial Bank
Washington Mutual Savings               KeyCorp Mortgage
Federal Deposit Insurance Corp.         State of Oregon
Bank of Salem                           Pioneer Trust Bank
Centennial Bank                         1st Federal Savings of McMinnville
Western Bank                            Evergreen International Aviation
Douglas National Bank                   Citizens Valley Bank
West Coast Bancorp                      West Coast Trust
Bank of America                         West One Bank
The Bank of Tokyo, Ltd.                 Citizens Bank
Valley Community Hospital               Various individuals

Mr. Haskell's client base centers around real estate lending institutions. While he is experienced in condemnation work for governmental agencies, market value estimates for individuals and local governments, as well as providing reports and testimony for attorney's and courts, his primary clients are lenders. His more than twelve years experience as an employee of lending institutions has provided him with a solid understanding of federal regulations, underwriting requirements and other considerations. He has been a regular consultant at the board level regarding property values. He maintains a knowledge of current regulations and requirements set forth by federal regulators.

EDUCATION

The following is a partial listing of Mr. Haskell's education history. After service in the U.S. Army, with tours in Germany and Viet Nam, Mr. Haskell attended college, receiving G.I. Bill benefits, while providing for and raising a young family. He maintained a 4.0 GPA while studying for the A.S. degree in Real Estate. Upon completion of this program he entered the professional designation programs of the Society of Real Estate Appraisers and the American Institute of Real Estate Appraisers. He met the college degree requirements of the Appraisal Institute by taking additional course work, passing exams and review by the Education Committee.

Education has been on-going throughout his appraisal career. The following is a partial list of coursework and education programs completed:

            - Associate in Science, Real Estate Technology, Chemeketa Community College Salem, Oregon

            - Course 101, Society of Real Estate Appraisers, "Introduction To Real Property Valuation".

            - Course 201, Society of Real Estate Appraisers, "Appraising Income Property".

            - Course VIII, American Institute of Real Estate Appraisers, "Appraising Residential Property"

            - Course IX, American Institute of Real Estate Appraisers, "Appraisal Administration and Review".

            - Course II, American Institute of Real Estate Appraisers, "Case Studies in Urban Property".

            - "Real Estate Investment Analysis" American Institute of Real Estate Appraisers.

            - "Standards of Professional Practice" American Institute of Real Estate Appraisers.

            - "FHLBB Memo R41(c) Seminar" Society of Real Estate Appraisers.

            - "Advanced Lotus 1-2-3 Workshop" American Institute of Real Estate Appraisers.

            - "Retail Property Seminar" American Institute of Real Estate Appraisers.

            - "UCIR Form Report Seminar" American Institute of Real Estate Appraisers.

            - "Subdivision Analysis" Society of Real Estate Appraisers.

            - "Highest and Best Use-Feasibility Analysis For Non-Residential Properties" American Institute of Real Estate Appraisers.

            - "Appraisal Review" Society of Real Estate Appraisers.

            - "Fair Lending and the Appraiser" The Appraisal Institute, December, 1993

            - "Legal Liability of Appraisers" Portland Community College, November, 1993

            - "Understanding Limited Appraisals and Reporting Options" The Appraisal Institute, July, 1994

            - "Uniform Standards of Professional Appraisal Practice, Parts A & B" American Institute of Real Estate Appraisers April, 1991; Part A
            - April, 1995.

            - Various seminars, workshops and courses on an on-going basis. Mr. Haskell is currently certified through the continuing education program of the Appraisal Institute.

56 SW Elizabeth, Newport, OR
----------------------------

                                     ADDENDA


                                                                             106
----------------------------------
James Ratkovich & Associates, Inc.

================================================================================

      THIS INDENTURE OF LEASE, made and entered into this 1st day of July, l990, by and between Mark S. Hemstreet, dba Shilo Inns, hereinafter called the lessor, and Newport Restaurant Corp., dba Shilo Restaurant and Lounge, hereinafter called the lessee,

      WITNESSETH: In consideration of the covenants, agreements and stipulations herein contained on the part of the lessee to be paid, kept and faithfully performed, the lessor does hereby lease, demise and let unto the said lessee those certain premises, as is, situated in the City of Newport, County of Lincoln and State of Oregon, known and described as follows:

Restaurant building situated on the following described parcel, to-wit:
Beginning at the intersection of the North line of Evans Street, as platted in Bloomer's Addition, with the West line of Elizabeth Street, as deeded by R.M. and Laura M. Kenton to the City of Newport, by deed recorded in Book 112, Page 510, Deed Records; thence North, along the West line of said Street, 295.0 feet; thence West, parallel with the above--mentioned line of Evans Street, to the high water line of the Pacific Ocean; thence Southerly, along said high water line, to the intersection of the high water line and the North line of Evans Street; thence East along said North line of Evans Street to the point of beginning, in Lincoln County, Oregon, also known as Township 11, Range 11,
Section 8, Parcel Map No. 10601, Tax Account No. R467852, and commonly known as 538 S.W. Elizabeth, Newport, Oregon.

      To Have and to Hold the said described premises unto the said lessee for a period of time commencing with the 1st day of July, 1990, and ending at midnight on the 30th day of June, 2000, at and for a rental of:

      SEE EXHIBIT A ATTACHED.

      In consideration of the leasing of said premises and of the mutual agreements herein contained, each party hereto does hereby expressly covenant and agree to and with the other, as follows:

LESSEE'S
ACCEPTANCE
OF LEASE

      (1) The lessee accepts said letting and agrees to pay to the order of the lessor the rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

USE OF
PREMISES

      (2a) The lessee shall use said demised premises during the term of this lease for the conduct of the following business: restaurant, lounge, kitchen, banquet and meeting rooms, office area, and room service to guest rooms. and for no other purpose whatsoever without lessor's written consent.

      (2b) The lessee will not make any unlawful, improper or offensive use of said premises; he will not suffer any strip or waste thereof; he will not permit any objectionable noise or oder to escape or to be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance; he will not sell or permit to be sold any spiritous, vinous or malt liquors on said premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about said premises.

      (2c) The lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; he shall not install any power machinery on said premises except under the supervision and with written consent of the lessor; he shall not store gasoline or other highly combustible materials on said premises at any time; he will not use said premises in such a way or for such a purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors, which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

      (2d) Lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises.

      (2e) The lessee shall regularly occupy and use the demised premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

UTILITIES

      (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the above demised premises during the term of this lease.

REPAIRS AND
IMPROVEMENTS

      (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon said premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep said leased premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use; lessee further agrees that he will make no alterations, additions or improvements to or upon said premises without the written consent of the lessor first being obtained.

      (4b) The lessor agrees to maintain in good order and repair during the term of this lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the demised premises are situated and the sidewalks thereabouts. It is understood and agreed that the lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which said demised premises are a part, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and lessor and lessor's representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S
RIGHT OF
ENTRY

      (5) It shall be lawful for the lessor, his agents and representatives, at any reasonable time to enter into or upon said demised premises for the purpose of examining into the condition thereof, or any other lawful purpose.

RIGHT OF
ASSIGNMENT

      (6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sub let, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the lessor being first obtained in writing; this lease is personal to said lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as aboved mentioned. SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

LIENS

      (7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands.

ICE, SNOW,
DEBRIS

      (8) If the premises herein leased are located at street level, then at all times lessee shall keep the sidewalks in front of the demised premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person or property caused by his failure in that regard.

OVERLOADING
OF FLOORS

      (9) The lessee will not overload the floors of said premises in such a way as to cause any undue or serious stress or strain upon the building in which said demised premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not the floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the lessee; and in the event that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure said building, or any part thereof, then and in that event the lessee agrees immediately to relieve said stress or strain either by reinforcing the building or by lightening the load which causes such stress or strain in a manner satisfactory to the lessor.

ADVERTISING
SIGNS

      (10) The lessee will not use the outside walls of said premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of said leased premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY
INSURANCE

      (11) The lessee further agrees at all times during the term hereof, at his own expense, to maintain, keep in effect, furnish and deliver to the lessor liability insurance policies in form and with an insurer satisfactory to the lessor, insuring both the lessor and the lessee against all liability for damages to person or property in or about said leased premises; the amount of said liability insurance shall not be less than $100,000 for injury to one person, $300,000 for injuries arising out of any one accident and not less than $100,000 for property damage. Lessee agrees to and shall indemnify

                  SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, his officers, agents, invitees and/or employees, as well as those arising from lessee's failure to comply with any covenant of this lease on his part to be performed, and shall at his own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES

      (12) All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by the lessor or lessee, shall be and become a part of the building as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT
AND AIR

      (13) This lease does not grant any rights of access to light and air over the property.

DAMAGE BY
CASUALTY,
FIRE AND
DUTY TO
REPAIR

      (14) In the event of the destruction of the building in which said leased premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of said fire or casualty, provided, however, that in the event of damage to said building by fire or other casualty to the extent of 50 per cent or more of the sound value of said building, the lessor may or may not elect to repair said building; written notice of lessor's said election shall be given lessee within fifteen days after the occurrence of said damage; if said notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair said building, then and in that event this lease shall terminate with the date of said damage; but if the building in which said leased premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair said building with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part of said building in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part of said building which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said lessee, then there shall be no abatement of rent and the lessor shall repair said damage with all convenient speed.

WAIVER OF
SUBROGATION
RIGHTS

      (15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, or the building or improvement of which the leased premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide his own insurance protection at his own expense, and that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT
DOMAIN

      (16) In case of the condemnation or appropriation of all or any substantial part of the said demised premises by any public or private corporation under the laws of eminent domain, this lease may be terminated at the option of either party hereto on twenty days written notice to the other and in that case the lessee shall not be liable for any rent after the date of lessee's removal from the premises.

FOR SALE
AND
FOR RENT
SIGNS

      (17) During the period of 60 days prior to the date above fixed for the termination of said lease, the lessor herein may post on said premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

DELIVERING UP
PREMISES ON
TERMINATION

      (18) At the expiration of said term or upon any sooner termination thereof, the lessee will quit and deliver up said leased premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL
COVENANTS
OR
EXCEPTIONS

      (19) SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

ATTACHMENT
BANKRUPTCY
DEFAULT

      PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of said rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to do, keep, perform or observe any of the covenants and agreements contained herein on lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of said leased premises, then and in either or any of said cases or events, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at his or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premises and every part thereof and repossess the same as of lessor's former estate, and expel said lessee and those claiming by, through and under lessee and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant. SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

      Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

      In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

      Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell said property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING
OVER

      In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the lessor.

ATTORNEY
FEES AND
COURT COSTS

      In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit or action and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER

      Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES

      Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U.S. Registered Mails with postage fully prepaid, and if intended for the lessor herein then if addressed to said lessor at 11600 S. W. Barnes Road Portland, Oregon 97225 and if intended for the lessee, then if addressed to the lessee at 358 S.W. Elizabeth, Newport, Oregon 97365. Any such notice shall be deemed conclusively to have been delivered to the addressee thereof forty-eight hours after the deposit thereof in said U.S. Registered Mails.

HEIRS AND
ASSIGNS

      All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, executors, administrators, successors and, so far as this lease is assignable by the term hereof, to the assigns of such parties.

      In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all gramatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

      IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

LESSOR:                                   LESSEE:

                                          Newport Restaurant Corp., dba Shilo
/s/ Mark S. Hemstreet                     Restaurant and Lounge
--------------------------------
Mark S. Hemstreet                         By: /s/ Mark S. Hemstreet
                                          -----------------------------------
                                          Mark S. Hemstreet, President

A.    RENTAL:

      1. Lessee agrees to pay to Lessor during the entire term of this lease, without deductions or offsets, at the offices of Lessor, or Lessor's agent, as rent for the Premises, a monthly rental, which shall be due on the first day of each month and shall be delinquent if not paid by the tenth (10th) day of each month, as follows:

            1.1 During the entire term hereof, a monthly rental of Six Thousand Two Hundred Twelve and 89/100ths Dollars ($6,212.89), or percentage rent of an amount equal to six percent (6%) of Lessee's gross sales (as hereinafter defined), whichever is greater.

      2. Lessee agrees to pay all personal property taxes attributable to Lessee and hold Lessor harmless thereon. Lessee agrees to pay Lessee's pro rata share of the real property taxes attributable to Lessee's share of the demised Premises. Lessee's pro rata share of the real property taxes is twenty-nine percent (29%) of Parcel Map No. 10601.

      3. Lessee agrees to pay all charges for heat, light, power, water, sewage, garbage and other services or utilities used by Lessee in the Premises. Lessee's share of utilities not separately metered shall be computed as follows:

            3.1 Garbage: One-half (1/2) thereof per month.

            3.2 Heat, light, power, water and sewage: Twenty-nine percent (29%) thereof per month.

      4. One-twelfth (1/12th) of Lessee's share of the real property taxes shall be paid at the same time as the payment of the minimum monthly rental as set forth in paragraph 1 above. In the event the reserves for real property taxes are insufficient, or in the event there are other payments required of Lessee under this lease (other than percentage rent), Lessee shall pay such additional sums owing within ten (10) days of written notice of demand.

      5. Lessor will maintain and clean all common areas (lobby, entrance, hallways, elevator) and Lessee shall pay to Lessor for such maintenance and cleaning the sum of One Hundred Fifty Dollars ($150.00) per month.


Page 1. Exhibit "A" (Shilo Restaurant and Lounge, Newport)

      6. Lessor has obtained a loan for the equipment for Lessee's restaurant for $300,000, payable in 48 monthly installments of $6,250.00 per month. Lessee agrees to repay Lessor for such loan, including interest at 11% per annum, in monthly installments of $4,577.00 for 101 months commencing August 1, 1990, until paid in full.

      7. Gross sales shall be determined and reported as follows:

            7.1 The term "gross sales" as used herein shall be construed to include the entire amount of the actual sales receipts, whether for cash, credit or otherwise, of all consumable products, including alcoholic beverages, food, snacks, tobacco products, sundries, goods and services incidental thereto, to be sold on or from the leased Premises, whether consumed on the leased Premises, Lessor' premises or elsewhere. There shall be excluded from gross sales the amount added to, or included in, the sale price or charges on account of any gross sales or use taxes now or hereafter imposed upon or in respect to, the sale of any such merchandise or services, by any governmental body, and collected by Lessee merely as the collection agent for such governmental body.

            7.2 Lessee shall keep proper books of account and other records pertaining to all sales of merchandise and service and all other revenue derived from the business conducted by Lessee at, in, from or upon the leased Premises, during each day of the term hereof. The books and records shall be kept in the Premises or at the corporate offices of Lessee, and made accessible to Lessor who may inspect all such books and records, and copies of Lessee's federal and state income tax returns for relevant years at all reasonable times to verify Lessee's gross receipts. Lessee shall preserve for at least twelve (12) months after the expiration of each calendar year all sales slips and other pertinent original records.

            7.3 Lessee shall submit to Lessor on or before the twentieth (20th) day of each month, at the place where the minimum monthly rental is then payable, a complete written statement signed by an authorized representative of Lessee showing in all reasonable detail the amount of gross sales (as defined herein) made from the leased Premises during the preceding month. The additional sum over the minimum monthly rental (as identified in paragraph 1 above) owing for percentage rent shall be due on the thirtieth (30th) day of the month following the month for which the percentage rent is calculated, and shall be delinquent if not paid by the thirtieth (30th) day of such month.

B. CONTINGENCIES. This lease is conditioned upon Lessee maintaining in full force and effect during the term of this lease and any extensions thereof a liquor license through the Oregon Liquor Control Commission for the restaurant operation located on the demised Premises. Lessee's failure to maintain a valid and existing liquor license for the restaurant operation shall


Page 2. Exhibit "A" (Shilo Restaurant and Lounge, Newport) constitute a material breach and default under the terms of this lease and the remedies herein provided for default shall also be applicable.

C. ASSIGNMENT. Lessee shall not, directly or indirectly, sell, assign, encumber, pledge, transfer or hypothecate (collectively "Assignment") all or any part of the Premises or Lessee's leasehold estate hereunder, or sublet the Premises or any portion thereof or permit occupation by anyone other than Lessee WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE ARBITRARILY WITHHELD. Lessor must be able to control the identity of the tenant in the restaurant in view of the fact that the restaurant is incorporated into the building on which the leased Premises is a portion thereof.

D. INSURANCE. In addition to the casualty and liability insurance requirements as contained in paragraph (11) of the lease, Lessee shall carry liquor liability insurance coverage insuring Lessor and Lessee in an amount of not less than Five Hundred Thousand Dollars ($500,000.00), if economically obtainable.


JPK:sjs
SLD90-3.001


Page 3. Exhibit "A" (Shilo Restaurant and Lounge, Newport)

================================================================================

      THIS INDENTURE OF LEASE, made and entered into this 1st day of July, l990, by and between Mark S. Hemstreet, dba Shilo Inns, hereinafter called the lessor, and Newport Restaurant Corp., dba Shilo Cafe, hereinafter called the lessee,

      WITNESSETH: In consideration of the covenants, agreements and stipulations herein contained on the part of the lessee to be paid, kept and faithfully performed, the lessor does hereby lease, demise and let unto the said lessee those certain premises, as is, situated in the City of Newport, County of Lincoln and State of Oregon, known and described as follows:

    Restaurant building situated on Lots 5, 6, 7 and 8, Block 6, BOOMERS ADDITION TO THE CITY OF NEWPORT, State of Oregon, also known as 614 S.W. Elizabeth, Newport, Oregon.

      To Have and to Hold the said described premises unto the said lessee for a period of time commencing with the 1st day of July, 1990, and ending at midnight on the 30th day of June, 2000, at and for a rental of:

      SEE EXHIBIT A ATTACHED.

      In consideration of the leasing of said premises and of the mutual agreements herein contained, each party hereto does hereby expressly covenant and agree to and with the other, as follows:

LESSEE'S
ACCEPTANCE
OF LEASE

      (1) The lessee accepts said letting and agrees to pay to the order of the lessor the rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

USE OF
PREMISES

      (2a) The lessee shall use said demised premises during the term of this lease for the conduct of the following business: restaurant, lounge, kitchen, meeting and banquet rooms and for no other purpose whatsoever without lessor's written consent.

      (2b) The lessee will not make any unlawful, improper or offensive use of said premises; he will not suffer any strip or waste thereof; he will not permit any objectionable noise or oder to escape or to be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance; he will not sell or permit to be sold any spiritous, vinous or malt liquors on said premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about said premises.

      (2c) The lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; he shall not install any power machinery on said premises except under the supervision and with written consent of the lessor; he shall not store gasoline or other highly combustible materials on said premises at any time; he will not use said premises in such a way or for such a purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors, which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

      (2d) Lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises.

      (2e) The lessee shall regularly occupy and use the demised premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

UTILITIES

      (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the above demised premises during the term of this lease.

REPAIRS AND
IMPROVEMENTS

      (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon said premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep said leased premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use; lessee further agrees that he will make no alterations, additions or improvements to or upon said premises without the written consent of the lessor first being obtained.

      (4b) The lessor agrees to maintain in good order and repair during the term of this lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the demised premises are situated and the sidewalks thereabouts. It is understood and agreed that the lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which said demised premises are a part, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and lessor and lessor's representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S
RIGHT OF
ENTRY

      (5) It shall be lawful for the lessor, his agents and representatives, at any reasonable time to enter into or upon said demised premises for the purpose of examining into the condition thereof, or any other lawful purpose.

RIGHT OF
ASSIGNMENT

      (6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sub let, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the lessor being first obtained in writing; this lease is personal to said lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as aboved mentioned. SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS

LIENS

      (7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands.

ICE, SNOW,
DEBRIS

      (8) If the premises herein leased are located at street level, then at all times lessee shall keep the sidewalks in front of the demised premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person or property caused by his failure in that regard.

OVERLOADING
OF FLOORS

      (9) The lessee will not overload the floors of said premises in such a way as to cause any undue or serious stress or strain upon the building in which said demised premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not the floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the lessee; and in the event that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure said building, or any part thereof, then and in that event the lessee agrees immediately to relieve said stress or strain either by reinforcing the building or by lightening the load which causes such stress or strain in a manner satisfactory to the lessor.

ADVERTISING
SIGNS

      (10) The lessee will not use the outside walls of said premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of said leased premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY
INSURANCE

      (11) The lessee further agrees at all times during the term hereof, at his own expense, to maintain, keep in effect, furnish and deliver to the lessor liability insurance policies in form and with an insurer satisfactory to the lessor, insuring both the lessor and the lessee against all liability for damages to person or property in or about said leased premises; the amount of said liability insurance shall not be less than $100,000 for injury to one person, $300,000 for injuries arising out of any one accident and not less than $100,000 for property damage. Lessee agrees to and shall indemnify

                  SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, his officers, agents, invitees and/or employees, as well as those arising from lessee's failure to comply with any covenant of this lease on his part to be performed, and shall at his own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES

      (12) All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by the lessor or lessee, shall be and become a part of the building as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT
AND AIR

      (13) This lease does not grant any rights of access to light and air over the property.

DAMAGE BY
CASUALTY,
FIRE AND
DUTY TO
REPAIR

      (14) In the event of the destruction of the building in which said leased premises are located by fire or other casualty, either party hereto may terminate this lease as of the date of said fire or casualty, provided, however, that in the event of damage to said building by fire or other casualty to the extent of 50 per cent or more of the sound value of said building, the lessor may or may not elect to repair said building; written notice of lessor's said election shall be given lessee within fifteen days after the occurrence of said damage; if said notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair said building, then and in that event this lease shall terminate with the date of said damage; but if the building in which said leased premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair said building with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part of said building in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part of said building which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said lessee, then there shall be no abatement of rent and the lessor shall repair said damage with all convenient speed.

WAIVER OF
SUBROGATION
RIGHTS

      (15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, or the building or improvement of which the leased premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide his own insurance protection at his own expense, and that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT
DOMAIN

      (16) In case of the condemnation or appropriation of all or any substantial part of the said demised premises by any public or private corporation under the laws of eminent domain, this lease may be terminated at the option of either party hereto on twenty days written notice to the other and in that case the lessee shall not be liable for any rent after the date of lessee's removal from the premises.

FOR SALE
AND
FOR RENT
SIGNS

      (17) During the period of 60 days prior to the date above fixed for the termination of said lease, the lessor herein may post on said premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

DELIVERING UP
PREMISES ON
TERMINATION

      (18) At the expiration of said term or upon any sooner termination thereof, the lessee will quit and deliver up said leased premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL
COVENANTS
OR
EXCEPTIONS

      (19) SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

ATTACHMENT
BANKRUPTCY
DEFAULT

      PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the lessee shall be in arrears in the payment of said rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to do, keep, perform or observe any of the covenants and agreements contained herein on lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of said leased premises, then and in either or any of said cases or events, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at his or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premises and every part thereof and repossess the same as of lessor's former estate, and expel said lessee and those claiming by, through and under lessee and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant. SEE EXHIBIT A ATTACHED FOR ADDITIONAL TERMS.

      Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

      In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

      Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell said property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING
OVER

      In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the lessor.

ATTORNEY
FEES AND
COURT COSTS

      In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit or action and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER

      Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES

      Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U.S. Registered Mails with postage fully prepaid, and if intended for the lessor herein then if addressed to said lessor at 11600 S. W. Barnes Road Portland, Oregon 97225 and if intended for the lessee, then if addressed to the lessee at 614 S.W. Elizabeth, Newport, Oregon 97365. Any such notice shall be deemed conclusively to have been delivered to the addressee thereof forty-eight hours after the deposit thereof in said U.S. Registered Mails.

HEIRS AND
ASSIGNS

      All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, executors, administrators, successors and, so far as this lease is assignable by the term hereof, to the assigns of such parties.

      In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all gramatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

      IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

LESSOR:                                   LESSEE:


[ILLEGIBLE]                               [ILLEGIBLE]

A.    RENTAL:

      1. Lessee agrees to pay to Lessor during the entire term of this lease, without deductions or offsets, at the offices of Lessor, or Lessor's agent, as rent for the Premises, a monthly rental, which shall be due on the first day of each month and shall be delinquent if not paid by the tenth (10th) day of each month, as follows:

            1.1 During the entire term hereof, a monthly rental of One Thousand Three Hundred Thirty-Eight and 71/100ths Dollars ($1,338.71), or percentage rent of an amount equal to six percent (6%) of Lessee's gross sales (as hereinafter defined), whichever is greater.

      2. Lessee agrees to pay all personal property taxes attributable to Lessee and hold Lessor harmless thereon. Lessee agrees to pay Lessee's pro rata share of the real property taxes attributable to Lessee's share of the demised Premises. Lessee's pro rata share of the real property taxes is ten percent (10%) of Parcel Map Nos. 9700, 9701, 9900, 10200 and 10501.

      3. Lessee agrees to pay all charges for heat, light, power, water, sewage, garbage and other services or utilities used by Lessee in the Premises. Lessee's share of utilities not separately metered shall be computed as follows:

            3.1 Electricity: Twenty-five percent (25%) thereof per month, less a credit of Seventy Dollars ($70.00) per month for the cost of heating swimming pool.

            3.2 Water, sewage, garbage: Twenty-five percent (25%) thereof per month.

      4. One-twelfth (1/12th) of Lessee's share of the real property taxes shall be paid at the same time as the payment of the minimum monthly rental as set forth in paragraph 1 above. In the event the reserves for real property taxes are insufficient, or in the event there are other payments required of Lessee under this lease (other than percentage rent), Lessee shall pay such additional sums owing within ten (10) days of written notice of demand.

      5. Lessee shall pay to Lessor the sum of Five Hundred Dollars ($500.00) per month for equipment owned by Lessor and used by Lessee in the operation of the restaurant and lounge on the Premises.


Page 1. Exhibit "A" (Shilo Cafe, Newport)

      6. Gross sales shall be determined and reported as follows:

            6.1 The term "gross sales" as used herein shall be construed to include the entire amount of the actual sales receipts, whether for cash, credit or otherwise, of all consumable products, including alcoholic beverages, food, snacks, tobacco products, sundries, goods and services incidental thereto, to be sold on or from the leased Premises, whether consumed on the leased Premises, Lessor' premises or elsewhere. There shall be excluded from gross sales the amount added to, or included in, the sale price or charges on account of any gross sales or use taxes now or hereafter imposed upon or in respect to, the sale of any such merchandise or services, by any governmental body, and collected by Lessee merely as the collection agent for such governmental body.

            6.2 Lessee shall keep proper books of account and other records pertaining to all sales of merchandise and service and all other revenue derived from the business conducted by Lessee at, in, from or upon the leased Premises, during each day of the term hereof. The books and records shall be kept in the Premises or at the corporate offices of Lessee, and made accessible to Lessor who may inspect all such books and records, and copies of Lessee's federal and state income tax returns for relevant years at all reasonable times to verify Lessee's gross receipts. Lessee shall preserve for at least twelve (12) months after the expiration of each calendar year all sales slips and other pertinent original records.

            6.3 Lessee shall submit to Lessor on or before the twentieth (20th) day of each month, at the place where the minimum monthly rental is then payable, a complete written statement signed by an authorized representative of Lessee showing in all reasonable detail the amount of gross sales (as defined herein) made from the leased Premises during the preceding month. The additional sum over the minimum monthly rental (as identified in paragraph 1 above) owing for percentage rent shall be due on the thirtieth (30th) day of the month following the month for which the percentage rent is calculated, and shall be delinquent if not paid by the thirtieth (30th) day of such month.

B. CONTINGENCIES. This lease is conditioned upon Lessee maintaining in full force and effect during the term of this lease and any extensions thereof a liquor license through the Oregon Liquor Control Commission for the restaurant operation located on the demised Premises. Lessee's failure to maintain a valid and existing liquor license for the restaurant operation shall constitute a material breach and default under the terms of this lease and the remedies herein provided for default shall also be applicable.

C. ASSIGNMENT. Lessee shall not, directly or indirectly, sell, assign, encumber, pledge, transfer or hypothecate (collectively "Assignment") all or any part of the Premises or Lessee's leasehold


Page 2. Exhibit "A" (Shilo Cafe, Newport) estate hereunder, or sublet the Premises or any portion thereof or permit occupation by anyone other than Lessee WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE ARBITRARILY WITHHELD. Lessor must be able to control the identity of the tenant in the restaurant in view of the fact that the restaurant is incorporated into the building on which the leased Premises is a portion thereof.

D. INSURANCE. In addition to the casualty and liability insurance requirements as contained in paragraph (11) of the lease, Lessee shall carry liquor liability insurance coverage insuring Lessor and Lessee in an amount of not less than Five Hundred Thousand Dollars ($500,000.00), if economically obtainable.


JPK:sjs
SLD90-3.002


Page 3. Exhibit "A" (Shilo Cafe, Newport)

SHILO INN - NEWPORT, OREGON (179 units)
NET OPERATING INCOME INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)    $2,500,000 remodel was
FOR THE 12 MONTHS ENDED 8-31-96 (actual)                  completed in 1995-1996



                                    1991                  1992                     1993                   1994
REVENUE                           (actual)        %     (actual)         %       (actual)        %      (actual)     %
 Guest Room                      $2,274,006     90.4%  $2,772,129      91.8%   $2,851,425      92.8%  $2,885,634   94.1%
 Restaurant Rent                    126,026      5.0%     132,295       4.4%      128,075       4.2%     131,571    4.3%
 Telephone                           35,000      1.4%      34,958       1.2%       30,972       1.0%      32,015    1.0%
 Meeting/Banquet Room                     0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Fax                                  2,443      0.1%       2,333       0.1%          856       0.0%       1,006    0.0%
 Valet                                   27      0.0%         203       0.0%          274       0.0%         152    0.0%
 Video                                3,160      0.1%       3,087       0.1%        4,245       0.1%       4,182    0.1%
 Sports and Athletics                     0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Vending Machines                     1,336      0.1%       1,735       0.1%        1,673       0.1%       1,624    0.1%
 Guest Laundry/Soap                   1,385      0.1%       1,523       0.1%        1,202       0.0%       1,503    0.0%
 Miscellaneous                       70,401      2.8%      71,427       2.4%       52,376       1.7%       8,138    0.3%
                                 -------------------   --------------------    --------------------   -----------------
       TOTAL REVENUE              2,514,364    100.0%   3,019,690     100.0%    3,071,098     100.0%   3,065,825  100.0%
                                 -------------------   --------------------    --------------------   -----------------
OPERATING EXPENSE

PAYROLL & RELATED EXPENSE

 Managers                            31,230      1.2%     304,000       1.0%       32,104       1.0%      32,137    1.0%
 Front Desk                          41,171      1.7%      56,354       1.9%       67,275       2.2%      65,410    2.1%
 Bookkeeper/Auditor                  19,993      0.8%      20,409       0.7%       21,231       0.7%      22,943    0.7%
 Head Housekeeper                    14,707      0.6%      17,834       0.6%       18,847       0.6%      18,043    0.6%
 Housekeeper - Rooms                 99,632      4.0%     106,915       3.5%      105,477       3.4%     100,328    3.3%
 Housekeeper - Other                  8,828      0.4%       8,008       0.3%       11,482       0.4%       9,006    0.3%
 Laundry                             24,137      1.0%      23,972       0.8%       24,771       0.8%      24,908    0.8%
 Guest Services                       6,117      0.3%       8,219       0.3%       22,513       0.7%      29,103    0.9%
 Sales & Marketing                   28,331      1.1%      25,651       0.8%       28,759       0.9%      45,517    1.5%
 Security                             5,352      0.2%       3,190       0.1%        4,799       0.2%       4,569    0.1%
 Maintenance                         45,509      1.8%      38,198       1.3%       37,736       1.2%      46,909    1.5%
 Ground Maintenance                   1,672      0.1%      11,359       0.4%        8,880       0.3%      11,664    0.4%
 Windows/Carpets                      3,300      0.1%       8,518       0.3%        4,460       0.1%       1,627    0.1%
 Bonuses                                  0      0.0%      20,000       0.7%          200       0.0%      10,503    0.3%
 Payroll Taxes                       67,115      2.7%      61,822       2.0%       41,335       1.3%      36,494    1.2%
 Workers' Comp                            0      0.0%           0       0.0%          644       0.0%      23,841    0.8%
 Worker's Comp Claims                     0      0.0%           0       0.0%            0       0.0%         558    0.0%
 Health Insurance                    26,559      1.1%      25,520       0.8%       33,184       1.1%      36,651    1.2%
 Medical                                  0      0.0%           0       0.0%        3,016       0.1%       1,885    0.1%
 Uniforms/Cleaning                      108      0.0%         193       0.0%          314       0.0%         150    0.0%
 Other                                  551      0.0%       2,631       0.1%          118       0.0%         104    0.0%
                                 -------------------   --------------------    --------------------   -----------------
       TOTAL PAYROLL                425,412     16.9%     469,193      15.5%      467,145      15.2%     522,350   17.0%
                                 -------------------   --------------------    --------------------   -----------------


                                                       For The
                                                   12 Months Ended
                                   1995                8-31-96
REVENUE                          (actual)      %       (actual)        %

 Guest Room                     $2,637,678   93.2%    $3,463,795     94.6%
 Restaurant Rent                   121,163    4.3%       133,555      3.6%
 Telephone                          48,781    1.7%        38,713      1.1%
 Meeting/Banquet Room                    0    0.0%             0      0.0%
 Fax                                 1,117    0.0%         1,526      0.0%
 Valet                                 281    0.0%           353      0.0%
 Video                               4,854    0.2%         5,882      0.2%
 Sports and Athletics                    0    0.0%             0      0.0%
 Vending Machines                    1,747    0.1%         2,014      0.1%
 Guest Laundry/Soap                  1,722    0.1%         2,369      0.1%
 Miscellaneous                      13,899    0.5%        14,005      0.4%
                                -----------------     -------------------
       TOTAL REVENUE             2,831,242  100.0%     3,662,212    100.0%
                                -----------------     -------------------
OPERATING EXPENSE

PAYROLL & RELATED EXPENSE

 Managers                           31,313    1.1%        32,530      0.9%
 Front Desk                         62,162    2.2%        70,631      1.9%
 Bookkeeper/Auditor                 22,911    0.8%        23,126      0.6%
 Head Housekeeper                   18,312    0.6%        19,200      0.5%
 Housekeeper - Rooms                95,151    3.4%       112,263      3.1%
 Housekeeper - Other                 4,655    0.2%         9,464      0.3%
 Laundry                            16,723    0.6%        22,326      0.6%
 Guest Services                     28,262    1.0%        35,621      1.0%
 Sales & Marketing                  54,822    1.9%        55,488      1.5%
 Security                            4,270    0.2%         6,629      0.2%
 Maintenance                        34,888    1.2%        44,318      1.2%
 Ground Maintenance                 11,411    0.4%        14,310      0.4%
 Windows/Carpets                         0    0.0%         1,960      0.1%
 Bonuses                             1,307    0.0%           800      0.0%
 Payroll Taxes                      37,294    1.3%        45,360      1.2%
 Workers' Comp                      21,354    0.8%        23,521      0.6%
 Worker's Comp Claims                1,768    0.1%         1,041      0.0%
 Health Insurance                   35,944    1.3%        41,165      1.1%
 Medical                             1,607    0.1%         1,823      0.0%
 Uniforms/Cleaning                     159    0.0%           247      0.0%
 Other                                  41    0.0%            65      0.0%
                                -----------------     -------------------
       TOTAL PAYROLL               484,354   17.1%       561,888     15.3%
                                -----------------     -------------------

SHILO INN - NEWPORT, OREGON (179 units)                                   page 2
NET OPERATING INCOME INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                    1991                  1992                     1993                   1994
                                  (actual)        %     (actual)         %       (actual)        %      (actual)     %
UTILITIES
 Electricity                        64,293      2.6%      68,368       2.3%       64,462       2.1%      71,816    2.3%
 Gas                                15,058      0.6%      15,829       0.5%       19,034       0.6%      23,608    0.8%
 Telephone                          14,656      0.6%      15,934       0.5%       15,347       0.5%      16,857    0.5%
 Water                               7,201      0.3%       9,378       0.3%        7,995       0.3%       8,961    0.3%
 Garbage                            11,083      0.4%       9,747       0.3%       12,383       0.4%      12,749    0.4%
 Sewer                              10,381      0.4%      13,902       0.5%       13,744       0.4%      15,848    0.5%
                                -------------------   --------------------    --------------------   -----------------
       TOTAL UTILITIES             122,672      4.9%     133,158       4.4%      132,965       4.3%     149,839    4.9%
                                -------------------   --------------------    --------------------   -----------------
ADVERTISING
 Advertising                             0      0.0%           0       0.0%            0       0.0%          67    0.0%
 Airport Advertising                     0      0.0%         445       0.0%            0       0.0%           0    0.0%
 Billboards                         27,579      1.1%      37,474       1.2%       40,165       1.3%      41,470    1.4%
 Highway Logos                       1,368      0.1%       1,501       0.0%        1,895       0.1%       2,142    0.1%
 Radio Media                             0      0.0%           0       0.0%        1,205       0.0%           0    0.0%
 Radio Tradeouts                    24,785      1.0%      28,701       1.0%       32,456       1.1%      30,072    1.0%
 TV Media                                0      0.0%           0       0.0%            0       0.0%           0    0.0%
 TV Tradeouts                        9,833      0.4%      12,316       0.4%       14,658       0.5%      12,739    0.4%
 Brochures/Postcards                 4,206      0.2%       9,807       0.3%        8,160       0.3%       7,072    0.2%
 Brochures/Tradout                       0      0.0%           0       0.0%          851       0.0%         228    0.0%
 Yellow Pages                        4,086      0.2%       6,817       0.2%        7,517       0.2%       4,763    0.2%
 Newspaper Ads                       2,346      0.1%       3,296       0.1%        2,122       0.1%       3,713    0.1%
 Magazine Ads                        3,152      0.1%       3,475       0.1%        2,338       0.1%       1,728    0.1%
 Magazine Tradeouts                  1,460      0.1%         620       0.0%        3,454       0.1%       2,233    0.1%
 Property Ads                          511      0.0%         310       0.0%          434       0.0%         319    0.0%
 Advertising Tradeouts Other         2,576      0.1%       4,158       0.1%        5,256       0.2%       4,809    0.2%
 Sports Events/Tradeouts               525      0.0%       3,350       0.1%        4,742       0.2%       4,013    0.1%
 Sports Sponsorship                      0      0.0%           0       0.0%            0       0.0%          71    0.0%
 Displays                                0      0.0%           0       0.0%          725       0.0%         589    0.0%
 Local Events Promotion              1,137      0.0%       5,528       0.2%        8,528       0.3%      10,881    0.4%
 Travel Guides/Directories             965      0.0%         579       0.0%        2,196       0.1%       1,251    0.0%
 Promotional Items                       0      0.0%       1,523       0.1%        1,834       0.1%       1,530    0.0%
 Advertising & Promotion             6,292      0.3%      14,189       0.5%       18,246       0.6%      22,494    0.7%
 Travel Agents                       3,862      0.2%       5,259       0.2%        5,885       0.2%       5,813    0.2%
 Marketing                             786      0.0%         627       0.0%        6,724       0.2%       5,175    0.2%
 Taxi & Limo                            24      0.0%           0       0.0%           29       0.0%          24    0.0%
                                -------------------   --------------------    --------------------   -----------------
       TOTAL ADVERTISING            95,493      3.8%     139,975       4.6%      169,420       5.5%     163,196    5.3%
                                -------------------   --------------------    --------------------   -----------------


                                                         For The
                                                      12 Months Ended
                                      1995                8/31/96
                                    (actual)    %         (actual)      %

UTILITIES
 Electricity                          59,180    2.1%        53,379      1.5%
 Gas                                  18,502    0.7%        19,341      0.5%
 Telephone                            18,812    0.7%        16,078      0.4%
 Water                                 6,996    0.2%         7,121      0.2%
 Garbage                              12,274    0.4%        14,060      0.4%
 Sewer                                14,721    0.5%        21,798      0.6%
                                  -----------------     -------------------
       TOTAL UTILITIES               130,485    4.6%       131,777      3.6%
                                  -----------------     -------------------
ADVERTISING
 Advertising                              76    0.0%            88      0.0%
 Airport Advertising                       0    0.0%             0      0.0%
 Billboards                           34,132    1.2%        38,253      1.0%
 Highway Logos                         2,793    0.1%         2,940      0.1%
 Radio Media                               0    0.0%             0      0.0%
 Radio Tradeouts                      32,560    1.2%        30,477      0.8%
 TV Media                                  0    0.0%             0      0.0%
 TV Tradeouts                         13,049    0.5%        10,912      0.3%
 Brochures/Postcards                   6,646    0.2%         5,698      0.2%
 Brochures/Tradout                         0    0.0%             0      0.0%
 Yellow Pages                          6,941    0.2%         5,630      0.2%
 Newspaper Ads                         4,607    0.2%         5,964      0.2%
 Magazine Ads                            811    0.0%         1,110      0.0%
 Magazine Tradeouts                    3,339    0.1%         2,906      0.1%
 Property Ads                            562    0.0%           631      0.0%
 Advertising Tradeouts Other           5,259    0.2%         4,524      0.1%
 Sports Events/Tradeouts               5,426    0.2%         4,941      0.1%
 Sports Sponsorship                      229    0.0%           269      0.0%
 Displays                              1,210    0.0%           884      0.0%
 Local Events Promotion                9,513    0.3%         6,930      0.2%
 Travel Guides/Directories             2,147    0.1%         2,964      0.1%
 Promotional Items                     1,234    0.0%           874      0.0%
 Advertising & Promotion              15,848    0.6%        16,801      0.5%
 Travel Agents                         8,867    0.3%        10,075      0.3%
 Marketing                             4,236    0.1%         3,026      0.1%
 Taxi & Limo                              49    0.0%           196      0.0%
                                  -----------------     -------------------
       TOTAL ADVERTISING             159,534    5.6%       156,093      4.3%
                                  -----------------     -------------------

SHILO INN - NEWPORT, OREGON (179 UNITS)                                   PAGE 3
NET OPERATING INCOME INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                     1991                  1992                     1993                   1994
                                   (actual)        %     (actual)         %       (actual)        %      (actual)     %
SUPPLIES
 Linen                                 8,009      0.3%       6,153       0.2%       16,312       0.5%       2,254    0.1%
 Bathroom                             10,441      0.4%       9,778       0.3%       14,516       0.5%      17,105    0.6%
 Cleaning                             11,703      0.5%      14,687       0.5%       14,757       0.5%      15,113    0.5%
 Continental Breakfast                11,586      0.5%      11,825       0.4%        9,690       0.3%       9,381    0.3%
 Office                                5,763      0.2%       5,153       0.2%        2,136       0.1%       2,472    0.1%
 Operating                            15,377      0.6%      16,739       0.6%       23,039       0.8%      17,009    0.6%
 Replacements                          5,604      0.2%       1,661       0.1%        1,921       0.1%       5,654    0.2%
 Guest Amenity                         5,824      0.2%       7,376       0.2%        7,434       0.2%       6,389    0.2%
                                  -------------------   --------------------    --------------------   -----------------
       TOTAL SUPPLIES                 74,307      3.0%      73,372       2.4%       89,805       2.9%      75,377    2.5%
                                  -------------------   --------------------    --------------------   -----------------
REPAIRS & MAINTENANCE
 Carpets, Draperies & Furnitures         296      0.0%         340       0.0%          381       0.0%          58    0.0%
 Elevators                             5,955      0.2%       5,210       0.2%        5,962       0.2%       8,342    0.3%
 Landscaping                           4,461      0.2%       2,058       0.1%        4,962       0.2%       5,972    0.2%
 Painting & Wallpaper                  3,925      0.2%       3,110       0.1%          329       0.0%           0    0.0%
 Pool                                  1,098      0.0%       3,855       0.1%        5,354       0.2%       6,267    0.2%
 Telephone                             1,424      0.1%       2,421       0.1%        2,366       0.1%       1,751    0.1%
 TV Cable & Satellite                 24,140      1.0%      25,461       0.8%       21,374       0.7%      24,819    0.8%
 Pest Control                            600      0.0%         836       0.0%          660       0.0%         660    0.0%
 Janitorial Services                       0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Plumbing                              1,845      0.1%       2,459       0.1%        3,445       0.1%       2,588    0.1%
 Electrical                            4,952      0.2%       9,218       0.3%        6,244       0.2%       5,863    0.2%
 Heating Ventilation Cooling           4,340      0.2%       3,437       0.1%        3,211       0.1%       6,845    0.2%
 Sign                                  2,000      0.1%       4,406       0.1%        4,324       0.1%       7,400    0.2%
 Keys & Locks                          2,674      0.1%       1,864       0.1%        2,913       0.1%       2,011    0.1%
 Laundry/Housekeeping                 10,498      0.4%       3,229       0.1%        2,324       0.1%       4,354    0.1%
 Photo Copier                            476      0.0%          95       0.0%        1,248       0.0%         415    0.0%
 Micros Register                       1,539      0.1%       2,470       0.1%        3,314       0.1%       1,942    0.1%
 Tools & Supplies                      6,395      0.3%      11,473       0.4%       12,896       0.4%       9,560    0.3%
 Maintance and Repairs                 1,922      0.1%       6,411       0.2%        1,339       0.0%      15,128    0.5%
 Contract Labor Repair                     0      0.0%           0       0.0%          446       0.0%         534    0.0%
                                  -------------------   --------------------    --------------------   -----------------
      TOTAL REPAIRS
        & MAINTENANCE                78,540      3.1%      88,353       2.9%       83,092       2.7%     104,509    3.4%
                                 -------------------   --------------------    --------------------   -----------------


                                                           For The
                                                        12 Months Ended
                                        1995                8/31/96
                                      (actual)    %         (actual)      %

SUPPLIES
 Linen                                  8,019    0.3%         6,604      0.2%
 Bathroom                              14,042    0.5%        16,703      0.5%
 Cleaning                              14,179    0.5%        18,422      0.5%
 Continental Breakfast                 14,490    0.5%        15,098      0.4%
 Office                                 1,817    0.1%         4,826      0.1%
 Operating                             25,090    0.9%        19,527      0.5%
 Replacements                          22,878    0.8%        20,110      0.5%
 Guest Amenity                          5,701    0.2%         6,937      0.2%
                                   -----------------     -------------------
       TOTAL SUPPLIES                 106,216    3.8%       108,227      3.0%
                                   -----------------     -------------------
REPAIRS & MAINTENANCE
 Carpets, Draperies & Furnitures        1,208    0.0%           854      0.0%
 Elevators                              7,842    0.3%         7,613      0.2%
 Landscaping                           11,248    0.4%        10,625      0.3%
 Painting & Wallpaper                      50    0.0%           994      0.0%
 Pool                                   3,597    0.1%         4,362      0.1%
 Telephone                                 25    0.0%           458      0.0%
 TV Cable & Satellite                  20,640    0.7%        22,317      0.6%
 Pest Control                             660    0.0%           750      0.0%
 Janitorial Services                      100    0.0%             0      0.0%
 Plumbing                               3,921    0.1%         2,963      0.1%
 Electrical                             4,955    0.2%         5,864      0.2%
 Heating Ventilation Cooling            6,328    0.2%         7,632      0.2%
 Sign                                   1,023    0.0%         1,631      0.0%
 Keys & Locks                           2,588    0.1%         2,007      0.1%
 Laundry/Housekeeping                   4,191    0.1%         4,219      0.1%
 Photo Copier                             980    0.0%         1,006      0.0%
 Micros Register                        3,728    0.1%         2,307      0.1%
 Tools & Supplies                      36,579    1.3%        20,897      0.6%
 Maintance and Repairs                 17,734    0.6%        13,963      0.4%
 Contract Labor Repair                    880    0.0%           690      0.0%
                                   -----------------     -------------------
       TOTAL REPAIRS
         & MAINTENANCE                128,277    4.5%        11,152      3.0%
                                   -----------------     -------------------

SHILO INN - NEWPORT, OREGON (179 UNITS)                                   PAGE 4
NET OPERATING INCOME INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)



                                    1991                  1992                     1993                   1994
                                  (actual)        %     (actual)         %       (actual)        %      (actual)     %
OTHER OPERATING EXPENSE
 Sales/Use/Taxes                     (3,556)    -0.1%      (6,096)     -0.2%       (6,650)     -0.2%      (6,848)  -0.2%
 Credit Card Discounts               37,547      1.5%      41,810       1.4%       42,707       1.4%      43,897    1.4%
 Telecheck                            3,433      0.1%       3,863       0.1%        2,374       0.1%       2,049    0.1%
 Bad Debts                              744      0.0%       1,831       0.1%          579       0.0%         275    0.0%
 Cash Over/Short                        836      0.0%         194       0.0%         (268)     -0.0%         466    0.0%
 Administrative Telephone            10,804      0.4%       9,946       0.3%        3,548       0.1%       3,643    0.1%
 Security Services                        0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Comps                                    0      0.0%           0       0.0%          754       0.0%          31    0.0%
 Coin-op Laundry Services                 0      0.0%          23       0.0%          118       0.0%         226    0.0%
 Dry Cleaning, Valet                     14      0.0%         153       0.0%          250       0.0%         139    0.0%
 Flowers                              1,282      0.1%         877       0.0%          757       0.0%         716    0.0%
 Video Rentals                        1,920      0.1%       1,825       0.1%        1,442       0.0%       1,449    0.0%
 Vending Machine Maintenance            180      0.0%         550       0.0%            0       0.0%          59    0.0%
 Bank Fees                              816      0.0%         960       0.0%          576       0.0%         673    0.0%
 Equipment Rental                     2,323      0.1%       2,363       0.1%          894       0.0%       1,284    0.0%
 Licenses and Miscellaneous Taxes       389      0.0%         255       0.0%          213       0.0%         397    0.0%
 Vehicle Repair & Maintenance         2,107      0.1%       3,923       0.1%        1,024       0.0%       1,533    0.1%
 Auto & Travel                        1,379      0.1%       1,953       0.1%        1,177       0.0%       1,516    0.0%
 Business Meals                         367      0.0%         341       0.0%          370       0.0%         302    0.0%
 Training/Seminars                       60      0.0%         105       0.0%           48       0.0%          10    0.0%
 Staff Travel Telephone                 111      0.0%       2,041       0.0%           64       0.0%          49    0.0%
 Theft Loss                               0      0.0%           0       0.1%            0       0.0%          50    0.0%
 Insurance Settlement - Theft             0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Miscellaneous - Resale/Services      2,733      0.1%       9,785       0.0%        1,841       0.1%       2,307    0.1%
 Attorney Fees                            0      0.0%           0       0.3%            0       0.0%           0    0.0%
 Professional Fees                    1,414      0.1%         909       0.0%          961       0.0%       1,607    0.1%
 Dues & Subscriptions                   946      0.0%       1,031       0.0%          753       0.0%         833    0.0%
 Charitable Contributions                 0      0.0%           0       0.0%          337       0.0%         530    0.0%
 Political Contributuions                 0      0.0%           0       0.0%            0       0.0%           0    0.0%
 Restaurant Expenses                      0      0.0%           0       0.0%            0       0.0%           0    0.0%
                                 -------------------   --------------------    --------------------   -----------------
       TOTAL OTHER OPERATING
         EXPENSE                     65,849      2.6%      78,642       2.6%       53,869       1.8%      57,193    1.9%
                                 -------------------   --------------------    --------------------   -----------------
         TOTAL OPERATING EXPENSE    862,273     34.3%     982,693      32.5%      996,296      32.4%   1,072,464   35.0%
                                 -------------------   --------------------    --------------------   -----------------
         TOTAL OPERATING INCOME   1,652,091     65.7%   2,036,997      67.5%    2,074,802      67.6%   1,993,361   65.0%
                                 -------------------   --------------------    --------------------   -----------------
OTHER EXPENSE

 Insurance                           22,690      0.9%      20,236       0.7%       17,961       0.6%      20,368    0.7%
 Insurance Claims                       625      0.0%           0       0.0%        1,137       0.0%         125    0.0%
 Property Tax                       132,159      5.3%     132,159       4.4%      132,416       4.3%     123,654    4.0%
 Office Overhead                    125,718      5.0%     150,985       5.0%      153,555       5.0%     153,291    5.0%
                                 -------------------   --------------------    --------------------   -----------------
       TOTAL OTHER EXPENSE          281,219     11.2%     303,380      10.0%      305,069       9.9%     297,438    9.7%
                                 -------------------   --------------------    --------------------   -----------------
         NET OPERATING INCOME    $1,370,872     54.5%  $1,733,618      57.4%   $1,769,733      57.6%  $1,695,923   55.3%
                                 ===================   ====================    ====================   =================


                                                          For The
                                                       12 Months Ended
                                       1995                8/31/96
                                     (actual)    %         (actual)      %

OTHER OPERATING EXPENSE
 Sales/Use/Taxes                      (6,672)  -0.2%        (6,491)    -0.2%
 Credit Card Discounts                42,400    1.5%        49,566      1.4%
 Telecheck                             2,744    0.1%         3,036      0.1%
 Bad Debts                               294    0.0%           153      0.0%
 Cash Over/Short                         141    0.0%          (564)     0.0%
 Administrative Telephone              4,315    0.2%         3,249      0.1%
 Security Services                         0    0.0%             0      0.0%
 Comps                                   503    0.0%            55      0.0%
 Coin-op Laundry Services                 39    0.0%           161      0.0%
 Dry Cleaning, Valet                     249    0.0%           144      0.0%
 Flowers                                 987    0.0%           460      0.0%
 Video Rentals                         1,650    0.1%         1,401      0.0%
 Vending Machine Maintenance              80    0.0%            95      0.0%
 Bank Fees                             1,169    0.0%           751      0.0%
 Equipment Rental                      2,339    0.1%         1,328      0.0%
 Licenses and Miscellaneous Taxes        713    0.0%           569      0.0%
 Vehicle Repair & Maintenance          3,259    0.1%         1,559      0.1%
 Auto & Travel                         2,959    0.1%         1,444      0.0%
 Business Meals                          932    0.0%           714      0.0%
 Training/Seminars                       238    0.0%           550      0.0%
 Staff Travel Telephone                  270    0.0%            89      0.0%
 Theft Loss                                0    0.0%             0      0.0%
 Insurance Settlement - Theft              0    0.0%             0      0.0%
 Miscellaneous - Resale/Services       3,658    0.1%         3,011      0.1%
 Attorney Fees                             0    0.0%             0      0.0%
 Professional Fees                     1,090    0.0%           788      0.1%
 Dues & Subscriptions                    838    0.0%           742      0.0%
 Charitable Contributions                  0    0.0%             0      0.0%
 Political Contributuions                  0    0.0%             0      0.0%
 Restaurant Expenses                       0    0.0%             0      0.0%
                                 ------------------     -------------------
       TOTAL OTHER OPERATING
         EXPENSE                      64,195    2.3%        62,810      1.7%
                                 ------------------     -------------------
         TOTAL OPERATING EXPENSE   1,073,061   37.9%     1,131,947     30.9%
                                 ------------------     -------------------
         TOTAL OPERATING INCOME    1,758,181   62.1%     2,530,265     69.1%
                                 ------------------     -------------------
OTHER EXPENSE

 Insurance                            22,298    0.8%        22,618      0.6%
 Insurance Claims                          0    0.0%             0      0.0%
 Property Tax                        122,100    4.3%       120,585      3.3%
 Office Overhead                     141,562    5.0%       183,111      5.0%
                                 ------------------     -------------------
       TOTAL OTHER EXPENSE           285,960   10.1%       326,314      8.9%
                                 ------------------     -------------------
         NET OPERATING INCOME    $ 1,472,221   52.0%    $2,203,951     60.2%
                                 ==================     ===================
                                 Property under remodel

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1990   January      52.0     50.3      3.4   40.36    38.15    5.8    525450       510601    2.9      273408       257052      6.4
1990   February     53.8     55.0     -2.2   41.27    39.04    5.7    476812       461188    3.4      256564       253425      1.2
1990   March        67.5     67.3       .3   42.10    39.46    6.7    527899       510601    3.4      356513       343553      3.8
1990   April        69.9     69.8       .1   41.89    40.28    4.0    510870       494130    3.4      356873       344706      3.5
1990   May          71.7     72.5     -1.1   43.79    41.70    5.0    531650       510601    4.1      381372       369968      3.1
1990   June         83.5     82.3      1.5   46.35    44.94    3.1    514500       503910    2.1      429463       414739      3.6
1990   July         87.6     88.9     -1.5   51.43    48.76    5.5    531650       523249    1.6      465975       465247       .2
1990   August       92.8     93.7     -1.0   52.30    49.52    5.6    533572       523249    2.0      495385       490539      1.0
1990   September    84.4     87.9     -4.0   50.09    46.47    7.8    516360       506370    2.0      436024       444987     -2.0
1990   October      74.2     77.5     -4.3   47.00    44.12    6.5    533572       523249    2.0      395689       405438     -2.4
1990   November     57.3     61.6     -7.0   43.86    40.34    8.7    516360       506370    2.0      296026       311974     -5.1
1990   December     45.2     52.0    -13.1   39.53    38.98    1.4    533572       523249    2.0      240966       272029    -11.4
                    --------------------------------------------------------------------------------------------------------------
       TOTAL 1990   70.1     71.7     -2.2   45.85    43.43    5.6   6252267      6096767    2.6     4384258      4373657       .2

       ROOM SAMPLE PERCENT - 22.6%        Number of Sample Properties - 43          Number of Census Properties - 268

1991   January      47.6     52.0     -8.5   43.20    40.36    7.0    533572       525450    1.5      253786       273408     -7.2
1991   February     54.5     53.8      1.3   45.59    41.27   10.5    481936       476812    1.1      262506       256564      2.3
1991   March        61.1     67.5     -9.5   45.16    42.10    7.3    533572       527899    1.1      325864       356513     -8.6
1991   April        66.5     69.9     -4.9   45.86    41.89    9.5    516360       510870    1.1      343457       356873     -3.8
1991   May          68.3     71.7     -4.7   47.44    43.79    8.3    535215       531650     .7      365449       381372     -4.2
1991   June         79.7     83.5     -4.6   51.10    46.35   10.2    519630       514500    1.0      414074       429463     -3.6
1991   July         85.2     87.6     -2.7   54.86    51.43    6.7    542345       531650    2.0      461971       465975      -.9
1991   August       92.3     92.8      -.5   56.39    52.30    7.8    542345       533572    1.6      500420       495385      1.0
1991   September    82.2     84.4     -2.6   51.87    50.09    3.6    524850       516360    1.6      431379       436024     -1.1
1991   October      70.5     74.2     -5.0   49.54    47.00    5.4    542345       533572    1.6      382167       395689     -3.4
1991   November     58.5     57.3      2.1   46.18    43.86    5.3    524850       516360    1.6      307089       296026      3.7
1991   December     47.6     45.2      5.3   42.67    39.53    7.9    542345       533572    1.6      257945       240966      7.0
                    --------------------------------------------------------------------------------------------------------------
       TOTAL 1991   67.9     70.1     -3.1   49.22    45.85    7.4   6339365      6252267    1.4     4306107      4384258     -1.8

       ROOM SAMPLE PERCENT - 20.1%        Number of Sample Properties - 35          Number of Census Properties - 272


                     ROOM REVENUE
                     ---------------------------------
                     CURRENT      PRIOR          %
YEAR   MONTH         YEAR         YEAR           CHNG
----   -----         ---------    ---------      -----
1990   January        11033862      9807236       12.5
1990   February       10588195      9894509        7.0
1990   March          15008131     13557352       10.7
1990   April          14950219     13884718        7.7
1990   May            16698968     15428196        8.2
1990   June           19904464     18638833        6.8
1990   July           23962889     22685961        5.6
1990   August         25910139     24291128        6.7
1990   September      21842079     20680533        5.6
1990   October        18598260     17889634        4.0
1990   November       12985030     12585779        3.2
1990   December        9525768     10604092      -10.2
                    ----------------------------------
       TOTAL 1990    201008004    189947971        5.8

1991   January        10963599     11033862        -.6
1991   February       11966443     10588195       13.0
1991   March          14715226     15008131       -2.0
1991   April          15750939     14950219        5.4
1991   May            17336728     16698968        3.8
1991   June           21159378     19904464        6.3
1991   July           25344416     23962889        5.8
1991   August         28216608     25910139        8.9
1991   September      22374564     21842079        2.4
1991   October        18932990     18598260        1.8
1991   November       14181656     12985030        9.2
1991   December       11005228      9525768       15.5
                    ----------------------------------
       TOTAL 1991    211947775    201008004        5.4

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1992   January      47.9     47.6       .6   45.71    43.20    5.8    542345       533572    1.6      259669       253786      2.3
1992   February     54.9     54.5       .7   48.00    45.59    5.3    491344       481936    2.0      269631       262506      2.7
1992   March        61.7     61.1      1.0   48.03    45.16    6.4    543988       533572    2.0      335838       325864      3.1
1992   April        64.6     66.5     -2.9   48.76    45.86    6.3    526440       516360    2.0      340249       343457      -.9
1992   May          67.7     68.3      -.9   49.73    47.44    4.8    545786       535215    2.0      369717       365449      1.2
1992   June         78.1     79.7     -2.0   51.57    51.10     .9    528180       519630    1.6      412346       414074      -.4
1992   July         84.3     85.2     -1.1   56.80    54.86    3.5    545786       542345     .6      459975       461971      -.4
1992   August       86.1     92.3     -6.7   58.18    56.39    3.2    545786       542345     .6      469936       500420     -6.1
1992   September    76.9     82.2     -6.4   54.49    51.87    5.1    528180       524850     .6      406228       431379     -5.8
1992   October      66.6     70.5     -5.5   50.86    49.54    2.7    545786       542345     .6      363321       382167     -4.9
1992   November     53.8     58.5     -8.0   48.53    46.18    5.1    528180       524850     .6      284364       307089     -7.4
1992   December     45.2     47.6     -5.0   44.54    42.67    4.4    545786       542345     .6      246682       257945     -4.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1992   65.7     67.9     -3.2   51.22    49.22    4.1   6417587      6339365    1.2     4217956      4306107     -2.0

       ROOM SAMPLE PERCENT - 22.5%        Number of Sample Properties - 41          Number of Census Properties - 274

1993   January      42.6     47.9    -11.1   48.44    45.71    6.0    545786       542345     .6      232483       259669    -10.5
1993   February     50.2     54.9     -8.6   50.23    48.00    4.6    494592       491344     .7      248072       269631     -8.0
1993   March        58.4     61.7     -5.3   50.04    48.03    4.2    547584       543988     .7      320021       335838     -4.7
1993   April        61.5     64.6     -4.8   49.77    48.76    2.1    529920       526440     .7      325953       340249     -4.2
1993   May          63.7     67.7     -5.9   51.08    49.73    2.7    547584       545786     .3      348550       369717     -5.7
1993   June         72.2     78.1     -7.6   54.94    51.57    6.5    531150       528180     .6      383462       412346     -7.0
1993   July         82.5     84.3     -2.1   58.73    56.80    3.4    552296       545786    1.2      455795       459975      -.9
1993   August       84.4     86.1     -2.0   61.15    58.18    5.1    552296       545786    1.2      465896       469936      -.9
1993   September    73.9     76.9     -3.9   56.80    54.49    4.2    534480       528180    1.2      395040       406228     -2.8
1993   October      65.3     66.6     -2.0   53.15    50.86    4.5    553226       545786    1.4      361459       363321      -.5
1993   November     54.8     53.8      1.9   50.02    48.53    3.1    535380       528180    1.4      293157       284364      3.1
1993   December     43.1     45.2     -4.6   46.09    44.54    3.5    553226       545786    1.4      238198       246682     -3.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1993   62.8     65.7     -4.4   53.44    51.22    4.3   6477520      6417587     .9     4068086      4217956     -3.6

       ROOM SAMPLE PERCENT - 27.1%        Number of Sample Properties - 50          Number of Census Properties - 279


                    ROOM REVENUE
                    ---------------------------------
                    CURRENT      PRIOR          %
YEAR   MONTH        YEAR         YEAR           CHNG
----   -----        ---------    ---------      -----
1992   January       11869039     10963599        8.3
1992   February      12943170     11966443        8.2
1992   March         16129238     14715226        9.6
1992   April         16591502     15750939        5.3
1992   May           18386521     17336728        6.1
1992   June          21266129     21159378         .5
1992   July          26127964     25344416        3.1
1992   August        27338560     28216608       -3.1
1992   September     22135298     22374564       -1.1
1992   October       18477633     18932990       -2.4
1992   November      13801519     14181656       -2.7
1992   December      10986340     11005228        -.2
                    ---------------------------------
       TOTAL 1992   216052913    211947775        1.9


1993   January       11261788     11869039       -5.1
1993   February      12459948     12943170       -3.7
1993   March         16013869     16129238        -.7
1993   April         16222805     16591502       -2.2
1993   May           17805505     18386521       -3.2
1993   June          21067886     21266129        -.9
1993   July          26768298     26127964        2.5
1993   August        28491339     27338560        4.2
1993   September     22438409     22135298        1.4
1993   October       19210933     18477633        4.0
1993   November      14664344     13801519        6.3
1993   December      10978609     10986340        -.1
                    ---------------------------------
       TOTAL 1993   217383733    216052913         .6

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1994   January      43.1     42.6      1.2   48.74    48.44     .6    553226       545786    1.4      238379       232483      2.5
1994   February     52.3     50.2      4.2   50.15    50.23    -.2    499688       494592    1.0      261273       248072      5.3
1994   March        59.0     58.4      1.0   50.03    50.04    -.0    553226       547584    1.0      326290       320021      2.0
1994   April        59.2     61.5     -3.7   51.16    49.77    2.8    537780       529920    1.5      318628       325953     -2.2
1994   May          59.6     63.7     -6.4   52.72    51.08    3.2    555706       547584    1.5      331390       348550     -4.9
1994   June         72.4     72.2       .3   55.81    54.94    1.6    537780       531150    1.2      389166       383462      1.5
1994   July         78.6     82.5     -4.7   58.29    58.73    -.7    558806       552296    1.2      439351       455795     -3.6
1994   August       82.3     84.4     -2.5   56.95    61.15   -6.9    558806       552296    1.2      459859       465896     -1.3
1994   September    72.7     73.9     -1.6   57.46    56.80    1.2    545370       534480    2.0      396464       395040       .4
1994   October      61.8     65.3     -5.4   52.81    53.15    -.6    565099       553226    2.1      349017       361459     -3.4
1994   November     52.8     54.8     -3.6   50.92    50.02    1.8    546870       535380    2.1      288663       293157     -1.5
1994   December     42.5     43.1     -1.4   48.78    46.09    5.8    566246       553226    2.4      240547       238198      1.0
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1994   61.4     62.8     -2.2   53.47    53.44     .1   6578603      6477520    1.6     4039027      4068086      -.7

       ROOM SAMPLE PERCENT - 28.0%        Number of Sample Properties - 54          Number of Census Properties - 285

1995   January      41.6     43.1     -3.5   48.97    48.74     .5    566246       553226    2.4      235718       238379     -1.1
1995   February     49.6     52.3     -5.2   51.61    50.15    2.9    511448       499688    2.4      253553       261273     -3.0
1995   March        55.9     59.0     -5.3   50.98    50.03    1.9    566246       553226    2.4      316782       326290     -2.9
1995   April        60.1     59.2      1.5   51.46    51.16     .6    550410       537780    2.3      330712       318628      3.8
1995   May          63.5     59.6      6.5   54.13    52.72    2.7    568757       555706    2.3      361162       331390      9.0
1995   June         71.9     72.4      -.7   57.68    55.81    3.4    552660       537780    2.8      397441       389166      2.1
1995   July         78.5     78.6      -.1   60.49    58.29    3.8    571082       558806    2.2      448268       439351      2.0
1995   August       83.5     82.3      1.5   61.76    56.95    8.4    571082       558806    2.2      476641       459859      3.6
1995   September    74.8     72.7      2.9   59.09    57.46    2.8    552660       545370    1.3      413486       396464      4.3
1995   October      63.2     61.8      2.3   54.15    52.81    2.5    571082       565099    1.1      360879       349017      3.4
1995   November     51.9     52.8     -1.7   51.63    50.92    1.4    554550       546870    1.4      287786       288663      -.3
1995   December     43.8     42.5      3.1   49.52    48.78    1.5    575050       566246    1.6      251892       240547      4.7
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1995   61.6     61.4       .3   55.18    53.47    3.2   6711273      6578603    2.0     4134320      4039027      2.4

       ROOM SAMPLE PERCENT - 26.7%        Number of Sample Properties - 53          Number of Census Properties - 289


                     ROOM REVENUE
                     ---------------------------------
                     CURRENT      PRIOR          %
YEAR   MONTH         YEAR         YEAR           CHNG
----   -----         ---------    ---------      -----
1994   January        11618994     11261788        3.2
1994   February       13103487     12459948        5.2
1994   March          16323203     16013869        1.9
1994   April          16299893     16222805         .5
1994   May            17469763     17805505       -1.9
1994   June           21718382     21067886        3.1
1994   July           25609624     26768298       -4.3
1994   August         26186860     28491339       -8.1
1994   September      22782542     22438409        1.5
1994   October        18432503     19210933       -4.1
1994   November       14699805     14664344         .2
1994   December       11733837     10978609        6.9
                    ----------------------------------
       TOTAL 1994    215978893    217383733        -.6


1995   January        11543334     11618994        -.7
1995   February       13085030     13103487        -.1
1995   March          16148868     16323203       -1.1
1995   April          17016967     16299893        4.4
1995   May            19548671     17469763       11.9
1995   June           22926308     21718382        5.6
1995   July           27115268     25609624        5.9
1995   August         29439319     26186860       12.4
1995   September      24433424     22782542        7.2
1995   October        19539819     18432503        6.0
1995   November       14857304     14699805        1.1
1995   December       12472897     11733837        6.3
                    ----------------------------------
       TOTAL 1995    228127209    215978893        5.6

                                Oregon West Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96

                    OCCUPANCY                ROOM RATE               ROOM SUPPLY                     ROOM DEMAND
                    ----------------------   ---------------------   ---------------------------     -----------------------------
                    CURRENT  PRIOR    %      CURRENT  PRIOR   %      CURRENT      PRIOR     %        CURRENT      PRIOR      %
YEAR   MONTH        YEAR     YEAR     CHNG   YEAR     YEAR    CHNG   YEAR         YEAR      CHNG     YEAR         YEAR       CHNG
----   -----        -------  -----    ----   -------  -----   ----   -------      -------   ----     -------      -------    -----
1996   January      42.4     41.6      1.9   49.82    48.97    1.7    575050       566246    1.6      243801       235718      3.4
1996   February     50.8     49.6      2.4   50.96    51.61   -1.3    519400       511448    1.6      263804       253553      4.0
1996   March        58.4     55.9      4.5   52.56    50.98    3.1    575050       566246    1.6      336009       316782      6.1
1996   April        59.5     60.1     -1.0   53.02    51.46    3.0    556500       550410    1.1      331173       330712       .1
1996   May          64.2     63.5      1.1   54.88    54.13    1.4    575050       568757    1.1      369032       361162      2.2
1996   June         73.7     71.9      2.5   58.33    57.68    1.1    559680       552660    1.3      412364       397441      3.8
1996   July         80.9     78.5      3.1   59.71    60.49   -1.3    578336       571082    1.3      468097       448268      4.4
1996   August       86.6     83.5      3.7   64.39    61.76    4.3    580165       571082    1.6      502241       476641      5.4
1996   September    70.4     74.8     -5.9   56.37    59.09   -4.6    561450       552660    1.6      395332       413486     -4.4
                    ---------------------------------------------------------------------------------------------------------------
       TOTAL 1996   65.4     64.5      1.4   56.50    56.05     .8   5080681      5010591    1.4     3321853      3233763      2.7

       ROOM SAMPLE PERCENT - 25.9%        Number of Sample Properties - 55          Number of Census Properties - 291


                    ROOM REVENUE
                    ---------------------------------
                    CURRENT      PRIOR          %
YEAR   MONTH        YEAR         YEAR           CHNG
----   -----        ---------    ---------      -----
1996   January       12146413     11543334        5.2
1996   February      13443471     13085030        2.7
1996   March         17660039     16148868        9.4
1996   April         17557346     17016967        3.2
1996   May           20254208     19548671        3.6
1996   June          24054393     22926308        4.9
1996   July          27950296     27115268        3.1
1996   August        32337682     29439319        9.8
1996   September     22284935     24433424       -8.8
                    ---------------------------------
       TOTAL 1996   187688783    181257189        3.5


SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel Research.

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 1

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  9391     NORTHWOODS INN                   CLATSKANIE        OR    97016    (503) 728-4311          31
 32966     FAIRFIELD INN PORTLAND/AIRPORT   PORTLAND          OR    97020    (503) 253-1400   9606  106
 31079     BEST WESTERN OAK MEADOWS INN     ST HELENS         OR    97051    (503) 397-3000   9410   50
 23153     CLOSED VERNONIA HOTEL            VERNONIA          OR    97064    (503) 429-5091           0
 31145     HOLIDAY INN EXPRESS WOODBURN     WOODBURN          OR    97071    (503) 982-6515   9504   81      X      X      X      X
 17774     FAIRWAY INN                      WOODBURN          OR    97071    (503) 981-3211          46
 20671     COMFORT INN WOODBURN             WOODBURN          OR    97071    (503) 982-1727   8810   49      X      X
 17593     CREST MOTEL                      ASTORIA           OR    97103    (503) 325-3141          40
 17592     CITY CENTER HOTEL                ASTORIA           OR    97103    (503) 325-4211          22
 13115     BAYSHORE MOTOR INN               ASTORIA           OR    97103    (503) 325-2205   8906   36
 17595     LAMPLIGHTER                      ASTORIA           OR    97103    (503) 325-4051          29
 17596     RIVERSHORE                       ASTORIA           OR    97103    (503) 325-2921          43
 17594     DUNES MOTEL                      ASTORIA           OR    97103    (503) 325-7111          41
  9647     RED LION ASTORIA/INN             ASTORIA           OR    97103    (503) 325-7373         124      X      X      X      X
  3359     SURFSAND RESORT                  CANNON BEACH      OR    97110    (503) 436-2274   6600   68
 12623     SCHOONERS COVE                   CANNON BEACH      OR    97110    (503) 436-2300   8706   54
 22931     ECOLA CREEK LODGE                CANNON BEACH      OR    97110    (503) 436-2776   4804   31
 22935     HAYSTACK RESORT                  CANNON BEACH      OR    97110    (503) 436-1577          23
 22937     MAJOR MOTEL                      CANNON BEACH      OR    97110    (503) 436-2241          24
 22939     HALLMARK RESORT                  CANNON BEACH      OR    97110    (503) 436-1566         131
 22945     THE WAVES OCEANFRONT             CANNON BEACH      OR    97110    (503) 436-2205          39
 31854     STEPHANIE INN                    CANNON BEACH      OR    97110    (503) 436-2221          49
 22980     FANTA SEA MOTEL                  GARIBALDI         OR    97118    (503) 322-3251          20
 23042     SUNSET SURF MOTEL                MANZANITA         OR    97130    (503) 368-5224          27
 17764     SURFSIDE RESORT                  ROCKAWAY BEACH    OR    97136    (503) 355-2312          20
 17765     SILVER SANDS MOTEL               ROCKAWAY BEACH    OR    97136    (503) 355-2206          64
  8415     HUNTLEY INN                      SEASIDE           OR    97138    (503) 738-9581          47
 17776     EBB TIDE MOTEL                   SEASIDE           OR    97138    (503) 738-8371          74
 23132     AMBASSADOR BY THE SEA            SEASIDE           OR    97138    (503) 738-6382          35
 23140     THE TIDES                        SEASIDE           OR    97138    (503) 738-6317          40
 26731     BEST WESTERN OCEAN VIEW RESORT   SEASIDE           OR    97138    (503) 738-3334          84
 17777     GEARHART BY THE SEA              GEARHART          OR    97138    (503) 738-8331          91      X      X      X      X
 17779     LANAI MOTEL                      SEASIDE           OR    97138    (503) 738-6343          22
 17778     HI TIDE MOTEL                    SEASIDE           OR    97138    (503) 738-8414          64
 17780     ROYALE MOTEL                     SEASIDE           OR    97138    (503) 738-9541          26
 11193     SHILO INN SEASIDE/OCEANFRONT     SEASIDE           OR    97138    (503) 738-9571   8500  113
 17109     SHILO INN SEASIDE EAST           SEASIDE           OR    97138    (503) 738-0549   8906   58
 31592     COMFORT INN SEASIDE              SEASIDE           OR    97138    (503) 738-3011   9512   65                           X


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  9391     NORTHWOODS INN
 32966     FAIRFIELD INN PORTLAND/AIRPORT                                       X      X      X      X
 31079     BEST WESTERN OAK MEADOWS INN
 23153     CLOSED VERNONIA HOTEL
 31145     HOLIDAY INN EXPRESS WOODBURN      X      X      X      X      X      X      X      X      X
 17774     FAIRWAY INN
 20671     COMFORT INN WOODBURN                     X      X             X      X      X      X
 17593     CREST MOTEL
 17592     CITY CENTER HOTEL
 13115     BAYSHORE MOTOR INN
 17595     LAMPLIGHTER
 17596     RIVERSHORE
 17594     DUNES MOTEL
  9647     RED LION ASTORIA/INN              X      X      X      X      X      X      X      X      X
  3359     SURFSAND RESORT
 12623     SCHOONERS COVE
 22931     ECOLA CREEK LODGE
 22935     HAYSTACK RESORT
 22937     MAJOR MOTEL
 22939     HALLMARK RESORT
 22945     THE WAVES OCEANFRONT
 31854     STEPHANIE INN
 22980     FANTA SEA MOTEL
 23042     SUNSET SURF MOTEL
 17764     SURFSIDE RESORT
 17765     SILVER SANDS MOTEL
  8415     HUNTLEY INN
 17776     EBB TIDE MOTEL
 23132     AMBASSADOR BY THE SEA
 23140     THE TIDES
 26731     BEST WESTERN OCEAN VIEW RESORT
 17777     GEARHART BY THE SEA
 17779     LANAI MOTEL
 17778     HI TIDE MOTEL
 17780     ROYALE MOTEL
 11193     SHILO INN SEASIDE/OCEANFRONT
 17109     SHILO INN SEASIDE EAST
 31592     COMFORT INN SEASIDE               X      X      X             X      X      X      X      X

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 2

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3383     SEASHORE RESORT MOTEL            SEASIDE           OR    97138    (503) 738-6368   6200   53
 17781     SUNDOWNER MOTOR INN              SEASIDE           OR    97138    (503) 738-8301          22
 17775     CITY CENTER MOTEL                SEASIDE           OR    97138    (503) 738-6377          34
 20703     EL REY SANDS                     TILLAMOOK         OR    97141    (503) 842-7511          22
 23147     TILLAMOOK INN                    TILLAMOOK         OR    97141    (503) 842-4413          27
  3385     MAR CLAIR MOTEL                  TILLAMOOK         OR    97141    (503) 842-7571   6000   47
 14065     WESTERN ROYAL INN                TILLAMOOK         OR    97141    (503) 842-5844   9005   43
 28433     SHILO INN TILLAMOOK SUITES       TILLAMOOK         OR    97141    (503) 842-7971   8812  100
 17620     TOLOVANA INN                     TOLOVANA PARK     OR    97145    (503) 436-2211         185
 17136     SHILO INN WARRENTON/ASTORIA      WARRENTON         OR    97146    (503) 861-2181   9008   62
  4982     CITY CENTER MOTEL                SALEM             OR    97301    (503) 364-0121          30
  5948     MOTEL 6 SALEM NORTH              SALEM             OR    97301    (503) 371-8024         115      X      X      X      X
 20147     BEST WESTERN MILL CREEK INN      SALEM             OR    97301    (503) 585-3332   9107  109
 23131     RAMADA SALEM                     SALEM             OR    97301    (503) 363-4123         114             X      X      X
  4981     HOLIDAY LODGE                    SALEM             OR    97301    (503) 585-2323          60
 11191     SHILO INN SALEM SUITES           SALEM             OR    97301    (503) 581-4001          89
 17770     QUALITY SALEM                    SALEM             OR    97301    (503) 370-7888         150      X      X             X
  3381     BEST WESTERN NEW KINGS INN       SALEM             OR    97301    (503) 581-1559   6100  101
 17773     TIKI LODGE                       SALEM             OR    97301    (503) 581-4441          50
 25941     SUPER 8 SALEM                    SALEM             OR    97301    (503) 370-8888   8811   79
 17772     SALEM DOWNTOWN                   SALEM             OR    97301    (503) 363-2451         110
  7446     SALEM GRAND MOTEL                SALEM             OR    97301    (503) 581-2466          63
  6530     MOTEL 6 SALEM SOUTH              SALEM             OR    97302    (503) 588-7191          78      X      X      X      X
 33657     SLEEP INN SALEM                  SALEM             OR    97303    (503) 588-9000   9613   75
 17771     RODEWAY INN SALEM                SALEM             OR    97303    (503) 585-2900          40
 23281     TRAVELODGE SALEM                 SALEM             OR    97305    (503) 588-5423   8706   70      X      X      X      X
  3382     BEST WESTERN PACIFIC HIGHWAY I   SALEM             OR    97305    (503) 390-3200   7900   52
 31862     PHOENIX INN                      SALEM             OR    97308    (503) 588-9220          89
  4975     BUDGET INN                       ALBANY            OR    97321    (541) 926-4246          47
 22894     STAR DUST MOTEL                  ALBANY            OR    97321    (503) 926-4233          31
 31307     HOLIDAY INN EXPRESS ALBANY       ALBANY            OR    97321    (541) 928-5050   9506   75      X      X      X      X
  3349     BEST WESTERN PONY SOLDIER ALBA   ALBANY            OR    97321    (503) 928-6322   7900   72
 18950     COMFORT INN ALBANY               ALBANY            OR    97321    (503) 928-0921   8907   50      X      X             X
  8999     VALU INN                         ALBANY            OR    97321    (541) 926-1538   6800   59
 17585     MOTEL ORLEANS ALBANY             ALBANY            OR    97321    (503) 926-0170          78
 17625     ECONO LODGE CORVALLIS            CORVALLIS         OR    97330    (503) 752-9601          61      X      X      X      X
 21587     BEST WESTERN GRAND MANOR INN     CORVALLIS         OR    97330    (541) 758-8571          55
 31856     MOTEL ORLEANS CORVALLIS          CORVALLIS         OR    97330    (503) 758-9125          61


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3383     SEASHORE RESORT MOTEL
 17781     SUNDOWNER MOTOR INN
 17775     CITY CENTER MOTEL
 20703     EL REY SANDS
 23147     TILLAMOOK INN
  3385     MAR CLAIR MOTEL
 14065     WESTERN ROYAL INN
 28433     SHILO INN TILLAMOOK SUITES
 17620     TOLOVANA INN
 17136     SHILO INN WARRENTON/ASTORIA
  4982     CITY CENTER MOTEL
  5948     MOTEL 6 SALEM NORTH               X      X      X      X      X      X      X      X      X
 20147     BEST WESTERN MILL CREEK INN
 23131     RAMADA SALEM                      X      X      X      X      X      X      X      X      X
  4981     HOLIDAY LODGE
 11191     SHILO INN SALEM SUITES
 17770     QUALITY SALEM                     X      X      X      X      X      X      X      X      X
  3381     BEST WESTERN NEW KINGS INN
 17773     TIKI LODGE
 25941     SUPER 8 SALEM
 17772     SALEM DOWNTOWN
  7446     SALEM GRAND MOTEL
  6530     MOTEL 6 SALEM SOUTH               X      X      X      X      X      X      X      X      X
 33657     SLEEP INN SALEM
 17771     RODEWAY INN SALEM                                                                  X      X
 23281     TRAVELODGE SALEM                                       X      X      X      X      X      X
  3382     BEST WESTERN PACIFIC HIGHWAY I
 31862     PHOENIX INN
  4975     BUDGET INN
 22894     STAR DUST MOTEL
 31307     HOLIDAY INN EXPRESS ALBANY        X      X      X      X      X      X      X      X      X
  3349     BEST WESTERN PONY SOLDIER ALBA
 18950     COMFORT INN ALBANY                X      X      X                    X      X      X      X
  8999     VALU INN
 17585     MOTEL ORLEANS ALBANY
 17625     ECONO LODGE CORVALLIS             X      X      X      X      X      X      X      X      X
 21587     BEST WESTERN GRAND MANOR INN
 31856     MOTEL ORLEANS CORVALLIS

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 3

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 10280     RAMADA CORVALLIS                 CORVALLIS         OR    97330    (503) 753-9151         120      X      X      X      X
 17626     SHANICO INN                      CORVALLIS         OR    97330    (503) 754-7474          76
  3361     JASON INN                        CORVALLIS         OR    97330    (503) 753-7326          51
 30049     SUPER 8 CORVALLIS                CORVALLIS         OR    97330    (541) 758-8088   9409  101
 20697     TOWNE HOUSE MOTOR INN            CORVALLIS         OR    97333    (503) 753-4496         100
 17632     HOLIDAY SURF LODGE               DEPOE BAY         OR    97341    (503) 765-2133          84
 17634     SURFRIDER MOTEL                  DEPOE BAY         OR    97341    (503) 764-2311          40
 17627     PIONEER VILLA                    HALSEY            OR    97348    (503) 369-2801          60
 23024     SHANICO INN                      LEBANON           OR    97355    (503) 259-2601          40
  9879     HOTEL NEWPORT                    NEWPORT           OR    97365    (503) 265-9411         146
 12710     VAL U INN                        NEWPORT           OR    97365    (503) 265-6203   8906   70
 17714     EMBARCADERO RESORT               NEWPORT           OR    97365    (503) 265-8521         100
 17715     TRAVELLERS INN                   NEWPORT           OR    97365    (503) 265-7723          43
 17719     MONEYSAVER MOTEL                 NEWPORT           OR    97365    (503) 265-2277          43
 23063     EL RANCHO MOTEL                  NEWPORT           OR    97365    (503) 265-5192          20
 23065     NEWPORT MOTOR INN                NEWPORT           OR    97365    (503) 265-8516   7005   39      X      X      X      X
 23066     SANDS MOTOR LODGE                NEWPORT           OR    97365    (503) 265-5321          56
 23070     WEST WIND MOTEL                  NEWPORT           OR    97365    (503) 265-5388          23
 23071     WILLERS MOTEL                    NEWPORT           OR    97365    (503) 265-2241          33
 17716     LITTLE CREEK COVE                NEWPORT           OR    97365    (503) 265-8587          25
 17718     PENNYSAVER MOTEL                 NEWPORT           OR    97365    (503) 265-6631          46
 17720     WHALER MOTEL                     NEWPORT           OR    97365    (503) 265-9261          73
 12709     PUERTO NUEVO INN                 NEWPORT           OR    97365    (503) 265-5767   8907   32
 17713     SHILO INN NEWPORT/OCEANFRONT R   NEWPORT           OR    97365    (503) 265-7701         179
  3371     BEST WESTERN HALLMARK RESORT     NEWPORT           OR    97365    (541) 265-2600   7000   72
 11192     SHILO INN LINCOLN CITY/ OCEANF   LINCOLN CITY      OR    97367    (503) 994-3655   7100  247
 17684     D SANDS MOTEL                    LINCOLN CITY      OR    97367    (503) 994-5244          63
 17686     ESTER LEE MOTEL                  LINCOLN CITY      OR    97367    (503) 996-3606          53
 17688     LINCOLN SHORES MOTEL             LINCOLN CITY      OR    97367    (503) 994-8155          30
 17689     PELICAN SHORES MOTEL             LINCOLN CITY      OR    97367    (503) 994-2134          53
 17690     SAILOR JACK                      LINCOLN CITY      OR    97367    (503) 994-3696          40
 17694     INN AT SPANISH HEAD              LINCOLN CITY      OR    97367    (503) 996-2161   6800  119      X      X      X      X
 23025     ANCHOR MOTEL & LODGE             LINCOLN CITY      OR    97367    (503) 996-3810          20
 23032     OCEAN TERRACE MOTEL              LINCOLN CITY      OR    97367    (503) 996-3623          32
 23034     SEA GULL BEACH FRT MOTEL         LINCOLN CITY      OR    97367    (503) 994-2948          26
 29378     BEST WESTERN RAMA INN            LINCOLN CITY      OR    97367    (503) 994-6060   9307   60      X      X      X
 33601     HOLIDAY INN EXPRESS LINCOLN CI   LINCOLN CITY      OR    97367    (541) 996-4400   9608   59
 33602     ASHLEY INN                       LINCOLN CITY      OR    97367    (541) 996-7500          74


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 10280     RAMADA CORVALLIS                  X      X      X      X      X      X      X      X      X
 17626     SHANICO INN
  3361     JASON INN
 30049     SUPER 8 CORVALLIS
 20697     TOWNE HOUSE MOTOR INN
 17632     HOLIDAY SURF LODGE
 17634     SURFRIDER MOTEL
 17627     PIONEER VILLA
 23024     SHANICO INN
  9879     HOTEL NEWPORT
 12710     VAL U INN
 17714     EMBARCADERO RESORT
 17715     TRAVELLERS INN
 17719     MONEYSAVER MOTEL
 23063     EL RANCHO MOTEL
 23065     NEWPORT MOTOr INN                 X      X      X      X
 23066     SANDS MOTOR LODGE
 23070     WEST WIND MOTEL
 23071     WILLERS MOTEL
 17716     LITTLE CREEK COVE
 17718     PENNYSAVER MOTEL
 17720     WHALER MOTEL
 12709     PUERTO NUEVO INN
 17713     SHILO INN NEWPORT/OCEANFRONT R
  3371     BEST WESTERN HALLMARK RESORT
 11192     SHILO INN LINCOLN CITY/ OCEANF
 17684     D SANDS MOTEL
 17686     ESTER LEE MOTEL
 17688     LINCOLN SHORES MOTEL
 17689     PELICAN SHORES MOTEL
 17690     SAILOR JACK
 17694     INN AT SPANISH HEAD               X      X      X      X      X      X      X      X      X
 23025     ANCHOR MOTEL & LODGE
 23032     OCEAN TERRACE MOTEL
 23034     SEA GULL BEACH FRT MOTEL
 29378     BEST WESTERN RAMA INN
 33601     HOLIDAY INN EXPRESS LINCOLN CI                                                     X      X
 33602     ASHLEY INN

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 4

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 23035     RODEWAY INN ON THE BAY/LINCOLN   LINCOLN CITY      OR    97367    (503) 996-3996          41             X      X      X
 31860     DOCK OF THE BAY MOTEL            LINCOLN CITY      OR    97367    (503) 996-3549          30
 19754     BEST WESTERN LINCOLN SANDS INN   LINCOLN CITY      OR    97367    (503) 994-4227   8500   33
 23029     COZY COVE BEACHFRONT R           LINCOLN CITY      OR    97367    (503) 994-2950          68
 17691     SEA GYPSY MOTEL                  LINCOLN CITY      OR    97367    (503) 994-5266          84
 17683     COHO INN                         LINCOLN CITY      OR    97367    (503) 994-3684          50      X      X      X      X
 17682     SEA HORSE MOTEL                  LINCOLN CITY      OR    97367    (503) 994-5262   6006   47      X      X      X      X
 17692     SEA HORSE MOTEL                  LINCOLN CITY      OR    97367    (503) 994-2101          21
  8413     BUDGET INN                       LINCOLN CITY      OR    97367    (503) 994-5281          50
 23031     NORDIC MOTEL                     LINCOLN CITY      OR    97367    (503) 994-8145          59      X
 17693     SURFTIDES BEACH RESORT           LINCOLN CITY      OR    97367    (503) 994-2191          91
 23036     SURFTIDES PLAZA CONDOS           LINCOLN CITY      OR    97367    (503) 994-8121          28
 22983     CAVALIER CONDOMINIUMS            GLENEDEN BEACH    OR    97367    (503) 764-2353          25
 17633     INN AT OTTER CREST               OTTER ROCK        OR    97369    (503) 765-2111   7105  144
 22804     BEST WESTERN SUNRISE INN         SUBLIMITY         OR    97385    (503) 769-9579          50
 17695     PREFERRED SALISHAN LODGE         GLENEDEN BEACH    OR    97388    (503) 764-2371   6506  201      X      X      X      X
 12711     HOTEL TOLEDO                     TOLEDO            OR    97391    (503) 336-2830          40
 17789     BAYSHORE INN                     WALDPORT          OR    97394    (503) 563-3202          88
 22678     DOWNTOWN MOTEL                   EUGENE            OR    97401    (503) 345-8739          37
 22681     COURTESY INN                     EUGENE            OR    97401    (503) 345-3391          34
 17638     VALLEY RIVER INN                 EUGENE            OR    97401    (503) 687-0123         257
 22973     PARKWAY INN                      EUGENE            OR    97401    (503) 687-0531          22
  9878     HILTON INN EUGENE                EUGENE            OR    97401    (503) 342-2000         272      X      X      X      X
 22968     CAMPUS INN                       EUGENE            OR    97401    (503) 343-3376   6005   60
 22682     TIMBERS MOTEL                    EUGENE            OR    97401    (503) 343-3345          56
 17636     CITY CENTER LODGE                EUGENE            OR    97401    (503) 344-5233          49
  7439     TRAVELERS INN                    EUGENE            OR    97401    (503) 342-1109          34
 22680     SIXTY SIX MOTEL                  EUGENE            OR    97401    (503) 342-5041          66
   432     RAMADA EUGENE                    EUGENE            OR    97401    (541) 342-5181         148      X      X      X      X
  9651     RED LION EUGENE/INN              EUGENE            OR    97401    (541) 342-5201         138      X      X      X      X
 22675     BUDGET HOST MOTOR INN            EUGENE            OR    97402    (503) 342-7273          77
 22974     EUGENE                           EUGENE            OR    97402    (503) 345-0579          24
 22972     EXECUTIVE HOUSE MOTEL            EUGENE            OR    97402    (503) 683-4000          39
 22970     CLOSED EL DON MOTEL              EUGENE            OR    97402    (503) 344-3363           0
 17635     QUALITY EUGENE                   EUGENE            OR    97403    (503) 342-1243          95
 22676     FRANKLIN INN                     EUGENE            OR    97403    (503) 342-4804          42
 31857     PHOENIX INN                      EUGENE            OR    97403    (541) 344-0001          98
  3363     BEST WESTERN NEW OREGON MOTEL    EUGENE            OR    97403    (541) 683-3669   5900  128


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 23035     RODEWAY INN ON THE BAY/LINCOLN    X      X      X      X      X      X      X      X      X
 31860     DOCK OF THE BAY MOTEL
 19754     BEST WESTERN LINCOLN SANDS INN
 23029     COZY COVE BEACHFRONT R
 17691     SEA GYPSY MOTEL
 17683     COHO INN                          X      X             X      X      X      X      X      X
 17682     SEA HORSE MOTEL                   X      X      X      X      X      X      X      X      X
 17692     SEA HORSE MOTEL
  8413     BUDGET INN
 23031     NORDIC MOTEL
 17693     SURFTIDES BEACH RESORT
 23036     SURFTIDES PLAZA CONDOS
 22983     CAVALIER CONDOMINIUMS
 17633     INN AT OTTER CREST
 22804     BEST WESTERN SUNRISE INN
 17695     PREFERRED SALISHAN LODGE          X      X      X      X      X      X             X
 12711     HOTEL TOLEDO
 17789     BAYSHORE INN
 22678     DOWNTOWN MOTEL
 22681     COURTESY INN
 17638     VALLEY RIVER INN
 22973     PARKWAY INN
  9878     HILTON INN EUGENE                 X      X      X      X      X      X      X      X      X
 22968     CAMPUS INN
 22682     TIMBERS MOTEL
 17636     CITY CENTER LODGE
  7439     TRAVELERS INN
 22680     SIXTY SIX MOTEL
   432     RAMADA EUGENE                     X                           X      X      X      X      X
  9651     RED LION EUGENE/INN               X      X      X      X      X      X      X      X      X
 22675     BUDGET HOST MOTOR INN
 22974     EUGENE
 22972     EXECUTIVE HOUSE MOTEL
 22970     CLOSED EL DON MOTEL
 17635     QUALITY EUGENE                                                              X      X      X
 22676     FRANKLIN INN
 31857     PHOENIX INN
  3363     BEST WESTERN NEW OREGON MOTEL

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 5

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3362     BEST WESTERN GREENTREE MOTEL     EUGENE            OR    97403    (541) 485-2727   7700   65
  6520     MOTEL 6 EUGENE SOUTH             EUGENE            OR    97403    (541) 687-2395          59      X      X      X      X
 17250     EUGENE COUNTRY SQUARE            EUGENE            OR    97408    (503) 484-2000         105
 17600     SUNSET                           BANDON            OR    97411    (503) 347-2453          48
 22910     HARBORVIEW MOTEL                 BANDON            OR    97411    (503) 347-4417          60
 30667     DRIFTWOOD MOTEL                  BANDON            OR    97411    (541) 347-9022          21
 20695     INN AT FACE ROCK                 BANDON            OR    97411    (503) 347-9441          55
 17599     BANDON BEACH MOTEL               BANDON            OR    97411    (503) 347-4430          30
  3357     BEST WESTERN BROOKINGS INN       BROOKINGS         OR    97415    (541) 469-2173   6605   68      X      X      X      X
  8412     PACIFIC SUNSET INN               BROOKINGS         OR    97415    (503) 469-2141          43
 17618     SPINDRIFT MOTEL                  BROOKINGS         OR    97415    (503) 469-5345          35
 17617     BONN MOTEL                       BROOKINGS         OR    97415    (503) 469-2161          37
 12718     BEST WESTERN BEACHFRONT INN      HARBOR            OR    97415    (541) 469-7779   9005   78
 12717     HARBOR INN MOTEL                 BROOKINGS         OR    97415    (503) 469-3194   8805   30
 22947     LEISURE INN                      CANYONVILLE       OR    97417    (503) 839-4278          37
 22949     CAPTAIN JOHNS MOTEL              CHARLESTON        OR    97420    (503) 888-4041          44
 29016     EDGEWATER INN                    COOS BAY          OR    97420    (503) 267-4343          82
  3360     BEST WESTERN HOLIDAY MOTEL       COOS BAY          OR    97420    (541) 269-5111   6600   77
  9650     RED LION COOS BAY/INN            COOS BAY          OR    97420    (503) 267-4141         143      X      X      X      X
 17623     MOTEL 6 COOS BAY                 COOS BAY          OR    97420    (503) 267-7171          94      X      X      X      X
 17622     BAYSHORE MOTEL                   COOS BAY          OR    97420    (503) 267-4138          34
 17624     TIMBERLODGE                      COOS BAY          OR    97420    (503) 267-7066          53
 17711     MYRTLE LANE                      COQUILLE          OR    97423    (503) 396-2102          29
 18807     HOLIDAY INN EXPRESS COTTAGE GR   COTTAGE GROVE     OR    97424    (541) 942-1000   9306   41      X      X      X
 28724     COMFORT INN COTTAGE GROVE        COTTAGE GROVE     OR    97424    (541) 942-9747   9205   58      X      X      X      X
 22956     RAINBOW MOTEL                    COTTAGE GROVE     OR    97424    (503) 942-5132          24
 17629     BEST WESTERN VILLAGE GREEN       COTTAGE GROVE     OR    97424    (541) 942-2491          96      X      X      X      X
 22971     MOTEL ORLEANS CRESWELL           CRESWELL          OR    97426    (503) 895-3341          72
 14871     HOLIDAY INN EXPRESS FLORENCE     FLORENCE          OR    97439    (503) 997-7797   9307   51      X      X      X      X
 17643     LA CHATEAU                       FLORENCE          OR    97439    (503) 997-3481          48
 17644     MONEY SAVER                      FLORENCE          OR    97439    (503) 997-7131          40
 17645     BEST WESTERN PIER POINT INN      FLORENCE          OR    97439    (503) 997-7191   7200   55      X      X      X      X
 17646     VILLA WEST                       FLORENCE          OR    97439    (503) 997-3457          22
 22976     AMERICANA MOTEL                  FLORENCE          OR    97439    (503) 997-7115          29
 22977     LIGHTHOUSE INN                   FLORENCE          OR    97439    (503) 997-3221          28
 17642     DRIFTWOOD SHORES                 FLORENCE          OR    97439    (503) 997-8263   7200  153      X      X      X      X
 22683     SILVER SANDS MOTEL               FLORENCE          OR    97439    (503) 997-3459          50
 29740     RIVERHOUSE MOTEL                 FLORENCE          OR    97439    (503) 997-3933   8906   40


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3362     BEST WESTERN GREENTREE MOTEL
  6520     MOTEL 6 EUGENE SOUTH              X      X      X      X      X      X      X      X      X
 17250     EUGENE COUNTRY SQUARE
 17600     SUNSET
 22910     HARBORVIEW MOTEL
 30667     DRIFTWOOD MOTEL
 20695     INN AT FACE ROCK
 17599     BANDON BEACH MOTEL
  3357     BEST WESTERN BROOKINGS INN        X      X      X      X      X      X      X      X      X
  8412     PACIFIC SUNSET INN
 17618     SPINDRIFT MOTEL
 17617     BONN MOTEL
 12718     BEST WESTERN BEACHFRONT INN
 12717     HARBOR INN MOTEL
 22947     LEISURE INN
 22949     CAPTAIN JOHNS MOTEL
 29016     EDGEWATER INN
  3360     BEST WESTERN HOLIDAY MOTEL
  9650     RED LION COOS BAY/INN             X      X      X      X      X      X      X      X      X
 17623     MOTEL 6 COOS BAY                  X      X      X      X      X      X      X      X      X
 17622     BAYSHORE MOTEL
 17624     TIMBERLODGE
 17711     MYRTLE LANE
 18807     HOLIDAY INN EXPRESS COTTAGE GR    X      X      X      X      X      X      X             X
 28724     COMFORT INN COTTAGE GROVE         X      X      X      X      X      X      X      X      X
 22956     RAINBOW MOTEL
 17629     BEST WESTERN VILLAGE GREEN        X      X      X      X      X      X      X      X      X
 22971     MOTEL ORLEANS CRESWELL
 14871     HOLIDAY INN EXPRESS FLORENCE      X             X      X      X      X      X      X      X
 17643     LA CHATEAU
 17644     MONEY SAVER
 17645     BEST WESTERN PIER POINT INN       X      X      X      X      X      X      X      X      X
 17646     VILLA WEST
 22976     AMERICANA MOTEL
 22977     LIGHTHOUSE INN
 17642     DRIFTWOOD SHORES                  X      X      X      X      X      X      X      X      X
 22683     SILVER SANDS MOTEL
 29740     RIVERHOUSE MOTEL

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 6

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  3365     BEST WESTERN INN OF THE BEACHC   GOLD BEACH        OR    97444    (503) 247-6691   6900   49      X             X      X
 12724     GOLD BEACH RESORT & CONDO        GOLD BEACH        OR    97444    (503) 247-7066   8712   39
 12736     SHORE CLIFF INN                  GOLD BEACH        OR    97444    (503) 247-7091          38
 17650     JOTS RESORT                      GOLD BEACH        OR    97444    (503) 247-6676         140
 22984     CITY CENTER MOTEL                GOLD BEACH        OR    97444    (503) 247-6675          21
 27167     RIVER BRIDGE INN                 GOLD BEACH        OR    97444    (503) 247-4533          40
 17648     INN AT GOLD BEACH                GOLD BEACH        OR    97444    (503) 247-6606          41
 17649     IRELANDS RUSTIC LODGES           GOLD BEACH        OR    97444    (503) 247-7718          40
 17653     WESTERN VILLAGE                  GOLD BEACH        OR    97444    (503) 247-6611          27
 22985     DRIFT IN MOTEL                   GOLD BEACH        OR    97444    (503) 247-4547          23
 23016     LAKESHORE LODGE                  LAKESIDE          OR    97449    (503) 759-3161   7006   20
 17712     MYRTLE TREES                     MYRTLE POINT      OR    97458    (503) 572-5811          29
 17721     PONY VILLAGE                     NORTH BEND        OR    97459    (503) 756-3191         119
 32916     NATIONAL 9 SYCAMORE MOTEL        ROSEBURG          OR    97459    (503) 672-3354          12
 29893     NATIONAL 9 PARKSIDE MOTEL        NORTH BEND        OR    97459    (503) 756-4124          16
 13542     BEST WESTERN OAKRIDGE INN        OAKRIDGE          OR    97463    (503) 782-2212   8601   40      X      X      X      X
 17761     TROPICANA                        REEDSPORT         OR    97467    (503) 271-3671          41
 20136     BEST WESTERN SALBASGEON INN RE   REEDSPORT         OR    97467    (541) 271-4831   9106   56
 23123     CLOSED SEACOAST INN              REEDSPORT         OR    97467    (503) 271-2607           0
 17762     ANCHOR BAY INN                   REEDSPORT         OR    97467    (503) 271-2149          21
 17763     FRIENDSHIP INN WINCHESTER BAY    WINCHESTER BAY    OR    97467    (503) 271-4871          51      X      X      X
  4980     HOLIDAY                          ROSEBURG          OR    97470    (503) 672-4457          40
 28543     HOLIDAY INN EXPRESS ROSEBURG     ROSEBURG          OR    97470    (541) 673-7517   9407  100      X      X      X      X
  3380     BEST WESTERN GARDEN VILLA MOTE   ROSEBURG          OR    97470    (541) 672-1601   6400  122
 30693     COMFORT INN ROSEBURG             ROSEBURG          OR    97470    (541) 957-1100   9412   37      X      X      X      X
 17768     WINDMILL INN/ROSEBURG            ROSEBURG          OR    97470    (503) 673-0901         128
 17767     MOTEL ORLEANS ROSEBURG           ROSEBURG          OR    97470    (503) 673-5561          72
  7445     TRAVELODGE ROSEBURG              ROSEBURG          OR    97470    (503) 672-4836          40      X      X      X      X
 17766     DUNES MOTEL                      ROSEBURG          OR    97470    (503) 672-6684          46
  3379     BEST WESTERN DOUGLAS INN MOTEL   ROSEBURG          OR    97470    (541) 673-6625   6200   52      X
 29695     HOWARD JOHNSON LODGE/ROSEBURG    ROSEBURG          OR    97470    (503) 673-5082   9310   30      X      X      X      X
  6149     BEST WESTERN GRAND MANOR INN     SPRINGFIELD       OR    97477    (503) 726-4769   9107   65
 17641     VILLAGE INN                      SPRINGFIELD       OR    97477    (503) 747-4546          68
 33786     COURTYARD SPRINGFIELD            SPRINGFIELD       OR    97477                     9613  116
  6521     MOTEL 6 EUGENE/SPRINGFIELD       SPRINGFIELD       OR    97477    (541) 741-1105         131      X      X      X      X
  9652     RED LION EUGENE/SPRINGFIELD IN   SPRINGFIELD       OR    97477    (541) 726-8181         234      X      X      X      X
 24969     MOTEL ORLEANS SPRINGFIELD        SPRINGFIELD       OR    97477    (503) 746-1314   9001   71
 11182     SHILO INN EUGENE/SPRINGFIELD     SPRINGFIELD       OR    97477    (541) 747-0332         140


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  3365     BEST WESTERN INN OF THE BEACHC    X      X      X      X      X      X             X
 12724     GOLD BEACH RESORT & CONDO
 12736     SHORE CLIFF INN
 17650     JOTS RESORT
 22984     CITY CENTER MOTEL
 27167     RIVER BRIDGE INN
 17648     INN AT GOLD BEACH
 17649     IRELANDS RUSTIC LODGES
 17653     WESTERN VILLAGE
 22985     DRIFT IN MOTEL
 23016     LAKESHORE LODGE
 17712     MYRTLE TREES
 17721     PONY VILLAGE
 32916     NATIONAL 9 SYCAMORE MOTEL
 29893     NATIONAL 9 PARKSIDE MOTEL
 13542     BEST WESTERN OAKRIDGE INN         X      X      X      X      X      X      X      X      X
 17761     TROPICANA
 20136     BEST WESTERN SALBASGEON INN RE
 23123     CLOSED SEACOAST INN
 17762     ANCHOR BAY INN
 17763     FRIENDSHIP INN WINCHESTER BAY            X      X             X             X      X      X
  4980     HOLIDAY
 28543     HOLIDAY INN EXPRESS ROSEBURG      X      X      X      X      X      X      X      X      X
  3380     BEST WESTERN GARDEN VILLA MOTE
 30693     COMFORT INN ROSEBURG              X      X      X      X      X      X      X      X      X
 17768     WINDMILL INN/ROSEBURG
 17767     MOTEL ORLEANS ROSEBURG
  7445     TRAVELODGE ROSEBURG               X      X      X      X      X      X      X      X      X
 17766     DUNES MOTEL
  3379     BEST WESTERN DOUGLAS INN MOTEL
 29695     HOWARD JOHNSON LODGE/ROSEBURG     X      X      X      X      X      X      X      X      X
  6149     BEST WESTERN GRAND MANOR INN
 17641     VILLAGE INN
 33786     COURTYARD SPRINGFIELD
  6521     MOTEL 6 EUGENE/SPRINGFIELD        X      X      X      X      X      X      X      X      X
  9652     RED LION EUGENE/SPRINGFIELD IN    X      X      X      X      X      X      X      X      X
 24969     MOTEL ORLEANS SPRINGFIELD
 11182     SHILO INN EUGENE/SPRINGFIELD

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 7

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
  7927     GATEWAY INN                      SPRINGFIELD       OR    97477    (503) 726-1212          91
 17640     GATEWAY INN                      SPRINGFIELD       OR    97477    (503) 726-9266         121
 29123     RODEWAY INN SPRINGFIELD/EUGENE   SPRINGFIELD       OR    97477    (541) 746-8471   9302   58      X      X      X      X
 17769     PONDEROSA INN                    SUTHERLIN         OR    97479    (503) 459-2236          60
 33376     MICROTEL SUTHERLIN               SUTHERLIN         OR    97479    (541) 459-2236   9613   50
 17791     THE ADOBE                        YACHATS           OR    97498    (503) 547-3141         105
 17792     FIRESIDE MOTEL                   YACHATS           OR    97498    (503) 547-3636   6806   45
 17793     SHAMROCK LODGETTES               YACHATS           OR    97498    (503) 547-3312   5206   19      X      X      X      X
 23161     SILVER SURF MOTEL                YACHATS           OR    97498    (503) 547-3175          24
 23163     YACHATS INN                      YACHATS           OR    97498    (503) 547-3456          20
 31866     DUBLIN HOUSE                     YACHATS           OR    97498    (503) 547-3200          26
 17703     CEDAR LODGE                      MEDFORD           OR    97501    (503) 773-7361          68
 20698     CLOSED MEDFORD HOTEL             MEDFORD           OR    97501    (503) 772-6151           0
 23048     BEST 4 LESS VILLAGE INN          MEDFORD           OR    97501    (503) 773-5373          47
 23051     TIKI LODGE                       MEDFORD           OR    97501    (503) 773-4579          28
 17706     KNIGHTS INN                      MEDFORD           OR    97501    (503) 773-3676          83
  9654     RED LION MEDFORD/INN             MEDFORD           OR    97501    (541) 779-5811         186      X      X      X      X
 23909     SIERRA                           MEDFORD           OR    97501    (503) 773-7727          36
 28719     OREGON LODGE                     MEDFORD           OR    97501    (503) 772-6133          36      X      X
  3669     BEST WESTERN MEDFORD INN         MEDFORD           OR    97501    (541) 773-8266   6000  112
 17708     ROYAL CREST                      MEDFORD           OR    97501    (503) 772-6144          34
 32492     COMFORT INN SOUTH MEDFORD        MEDFORD           OR    97501    (541) 772-8000   9511   63                           X
 23049     CAPRI MOTEL                      MEDFORD           OR    97501    (503) 773-7796          36
  6524     MOTEL 6 MEDFORD SOUTH            MEDFORD           OR    97504    (541) 773-4290         167      X      X      X      X
 20374     ROGUE REGENCY INN                MEDFORD           OR    97504    (503) 770-1234   8906  122
 29470     PHOENIX MOTOR INN                MEDFORD           OR    97504    (503) 535-1555   7300   22
 30533     COMFORT INN MEDFORD              MEDFORD           OR    97504    (541) 772-9500   9409   52      X      X      X      X
 23047     MOTEL 6 MEDFORD NORTH            MEDFORD           OR    97504    (541) 779-0550         116      X      X      X      X
 10281     RESTON HOTEL                     MEDFORD           OR    97504    (503) 779-3141         164      X      X      X      X
  3370     BEST WESTERN PONY SOLDIER MEDF   MEDFORD           OR    97504    (541) 779-2011   7800   72
 23052     WINDMILL INN/MEDFORD             MEDFORD           OR    97504    (503) 779-0050         123
 11186     HOWARD JOHNSON MEDFORD MOTEL     MEDFORD           OR    97504    (503) 770-5151          48
 17705     HORIZON MOTOR INN                MEDFORD           OR    97504    (503) 779-5085         129
 17707     DAYS INN MEDFORD                 MEDFORD           OR    97504    (541) 779-6730          50
 28771     ROGUE VALLEY INN                 MEDFORD           OR    97504    (503) 772-2800          30
 12778     PEAR TREE MOTEL                  MEDFORD           OR    97504    (503) 535-4445   8810   46
 17383     BEST WESTERN HERITAGE INN        ASHLAND           OR    97520    (503) 482-6932   9105   53
 17586     KNIGHTS INN                      ASHLAND           OR    97520    (503) 482-5111          40


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
  7927     GATEWAY INN
 17640     GATEWAY INN
 29123     RODEWAY INN SPRINGFIELD/EUGENE           X      X      X      X      X      X      X      X
 17769     PONDEROSA INN
 33376     MICROTEL SUTHERLIN
 17791     THE ADOBE
 17792     FIRESIDE MOTEL
 17793     SHAMROCK LODGETTES                X      X      X      X      X      X      X      X      X
 23161     SILVER SURF MOTEL
 23163     YACHATS INN
 31866     DUBLIN HOUSE
 17703     CEDAR LODGE
 20698     CLOSED MEDFORD HOTEL
 23048     BEST 4 LESS VILLAGE INN
 23051     TIKI LODGE
 17706     KNIGHTS INN
  9654     RED LION MEDFORD/INN              X      X      X      X      X      X      X      X      X
 23909     SIERRA
 28719     OREGON LODGE
  3669     BEST WESTERN MEDFORD INN
 17708     ROYAL CREST
 32492     COMFORT INN SOUTH MEDFORD         X      X      X      X      X      X      X      X      X
 23049     CAPRI MOTEL
  6524     MOTEL 6 MEDFORD SOUTH             X      X      X      X      X      X      X      X      X
 20374     ROGUE REGENCY INN
 29470     PHOENIX MOTOR INN
 30533     COMFORT INN MEDFORD               X      X      X      X      X      X      X      X      X
 23047     MOTEL 6 MEDFORD NORTH             X      X      X      X      X      X      X      X      X
 10281     RESTON HOTEL
  3370     BEST WESTERN PONY SOLDIER MEDF
 23052     WINDMILL INN/MEDFORD
 11186     HOWARD JOHNSON MEDFORD MOTEL
 17705     HORIZON MOTOR INN
 17707     DAYS INN MEDFORD                                                                   X      X
 28771     ROGUE VALLEY INN
 12778     PEAR TREE MOTEL
 17383     BEST WESTERN HERITAGE INN
 17586     KNIGHTS INN

                         LIST OF PROPERTIES INCLUDED IN

                                Oregon West Area
                                                                11/07/96 Page: 8

                                                                                                                  RESPONSE REPORT
                                                                      Zip                                    --------- 1995 --------
STR CODE   Name of Establishment            City              ST    Code       Telephone     YEAR  ROOMS    SEP    OCT    NOV    DEC
--------   ---------------------            ----              --    ----       ---------     ----  -----    ---    ---    ---    ---
 22898     ASHLAND MOTEL                    ASHLAND           OR    97520    (503) 482-2561          25
 30641     REGENCY INN                      ASHLAND           OR    97520    (503) 482-4700          44
 23366     SUPER 8 ASHLAND                  ASHLAND           OR    97520    (541) 482-8887   8609   67
  3350     ASHLAND HILL/WINDMILL INN        ASHLAND           OR    97520    (541) 482-8310         159
  6031     QUALITY ASHLAND                  ASHLAND           OR    97520    (503) 488-2330          60      X      X      X      X
  3351     BEST WESTERN BARDS INN           ASHLAND           OR    97520    (503) 482-0049   6300   91
 22901     MARK ANTONY HOTEL                ASHLAND           OR    97520    (503) 482-1721          62
 17587     STRATFORD INN                    ASHLAND           OR    97520    (503) 488-2151          53
 17589     ASHLAND VALLEY INN               ASHLAND           OR    97520    (503) 482-2641          64
 17588     TIMBERS                          ASHLAND           OR    97520    (503) 482-4242          29
 22899     CEDARWOOD INN MOTEL              ASHLAND           OR    97520    (503) 458-2000          64
 17590     CHANTICLEER INN                  ASHLAND           OR    97520    (503) 482-1919   8100    7
 17728     OREGON CAVES CHATEAU             OREGON CAVES
                                              NATL MONUMEN    OR    97523    (503) 592-3400          22
 17621     JUNCTION INN                     CAVE JUNCTION     OR    97523    (503) 592-3106          60
  6522     MOTEL 6 GRANTS PASS              GRANTS PASS       OR    97526    (541) 474-1331         122      X      X      X      X
 11183     SHILO INN GRANTS PASS            GRANTS PASS       OR    97526    (503) 479-8391          70
 17657     REGAL LODGE                      GRANTS PASS       OR    97526    (503) 479-3305          30
 22990     FLAMINGO MOTEL                   GRANTS PASS       OR    97526    (503) 476-6601          33
 25221     KNIGHTS INN                      GRANTS PASS       OR    97526    (503) 479-5595          32
 31853     SWEET BREEZE INN                 GRANTS PASS       OR    97526    (503) 471-4434          21
 17655     MOTEL ORLEANS MOTEL ORLEANS      GRANTS PASS       OR    97526    (503) 479-8301          60
 22995     REDWOOD MOTEL                    GRANTS PASS       OR    97S26    (503) 476-0878          36
  3366     RIVERSIDE INN                    GRANTS PASS       OR    97526    (503) 476-6873         175
  7440     THRIFTLODGE GRANTS PASS          GRANTS PASS       OR    97526    (503) 476-7793          35      X      X      X      X
 28069     SUPER 8 GRANTS PASS              GRANTS PASS       OR    97526    (541) 474-0888   9002   79
 17658     ROYAL VUE MOTEL                  GRANTS PASS       OR    97526    (503) 479-5381          60
  8149     BEST WESTERN GRANTS PASS INN     GRANTS PASS       OR    97526    (541) 476-1117          84      X      X      X      X
 29975     HOLIDAY INN EXPRESS GRANTS PAS   GRANTS PASS       OR    97526    (503) 471-6144   9404   80      X      X      X      X
  9000     GOLDEN INN                       GRANTS PASS       OR    97526    (503) 479-6611          60
 22118     BEST WESTERN INN AT THE ROGUE    GRANTS PASS       OR    97527    (503) 582-2200   9202   53      X      X      X      X
 31859     STAGE LODGE                      JACKSONVILLE      OR    97530    (503) 899-3953          27
 30914     PROSPECT HISTORICAL H            PROSPECT          OR    97536    (503) 560-3664          22
                                                                                                  -----
                                                                                                  18956

                                                                                 X - Denotes data received by Smith Travel Research.


                                                                        Report #: Res-14
                                             -------------------------- 1996 ---------------------------
STR CODE   Name of Establishment            JAN    FEB    MAR    APR    MAY    JUN    JUL    AUG    SEP
--------   ---------------------            ---    ---    ---    ---    ---    ---    ---    ---    ---
 22898     ASHLAND MOTEL
 30641     REGENCY INN
 23366     SUPER 8 ASHLAND
  3350     ASHLAND HILL/WINDMILL INN
  6031     QUALITY ASHLAND                   X      X      X      X      X      X      X      X      X
  3351     BEST WESTERN BARDS INN
 22901     MARK ANTONY HOTEL
 17587     STRATFORD INN
 17589     ASHLAND VALLEY INN
 17588     TIMBERS
 22899     CEDARWOOD INN MOTEL
 17590     CHANTICLEER INN
 17728     OREGON CAVES CHATEAU

 17621     JUNCTION INN
  6522     MOTEL 6 GRANTS PASS               X      X      X      X      X      X      X      X      X
 11183     SHILO INN GRANTS PASS
 17657     REGAL LODGE
 22990     FLAMINGO MOTEL
 25221     KNIGHTS INN
 31853     SWEET BREEZE INN
 17655     MOTEL ORLEANS MOTEL ORLEANS
 22995     REDWOOD MOTEL
  3366     RIVERSIDE INN
  7440     THRIFTLODGE GRANTS PASS                                X      X      X      X      X      X
 28069     SUPER 8 GRANTS PASS
 17658     ROYAL VUE MOTEL
  8149     BEST WESTERN GRANTS PASS INN      X      X      X      X      X      X      X      X      X
 29975     HOLIDAY INN EXPRESS GRANTS PAS    X      X      X      X      X      X      X      X      X
  9000     GOLDEN INN
 22118     BEST WESTERN INN AT THE ROGUE     X      X      X      X      X      X      X      X      X
 31859     STAGE LODGE
 30914     PROSPECT HISTORICAL H

                             X - Denotes data received by Smith Travel Research.